As filed with the Securities and Exchange Commission on March 22,  2013
Registration No. 333- 185551

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11/A
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

BRIDGEWELL
INCOME TRUST INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

710 Vassar Street
Orlando, FL 32804
(866) 500-4500
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Lindsay T. Parrett
Chief Executive Officer
Bridgewell Income TrustInc.
710 Vassar St.
Orlando, FL 32804
(866) 500-4500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Class A Preferred Stock, no par value per share	$50,000,000	$______

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 22, 2013

PROSPECTUS

               500,000 Shares

BRIDGEWELL INCOME TRUST INC

Class A Preferred Stock

Bridgewell Income Trust Inc. is a newly organized Florida corporation that intends to invest exclusively in mortgages on both commercial and residential real estate to hold for sale or until maturity. We are administered and managed by Income Trust Manager, LLC, an affiliated investment management company.

We are offering five hundred thousand (500,000) shares of our Class A Preferred Stock (“Class A Shares”) as described in this prospectus. Class A Shares are offered in units (“Unit”) of 10 shares. Each Class A Share is priced at $100. The total of this offering is $50,000,000. All of the shares of Class A Preferred Stock offered by this prospectus are being sold by us. We will offer these shares until ___, 2016,which is three years after the effective date of this offering, unless extended by our board of directors as permitted under applicable law.

We are a Florida corporation, and we have elected to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Shares of our Class A Preferred Stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our Class A Preferred Stock, including, subject to certain exceptions, a 9.8% ownership limit of common stock by value or number of shares, whichever is more restrictive. See “Description of Capital Stock—Restrictions on Ownership and Transfer” beginning on page __ of this prospectus.

Investing in our Class A Preferred Stock involves risk. See “Risk Factors” beginning on page __of this prospectus.

	Per Unit	Total
Public offering price	$1,000	$50,000,000
Selling Expenses (1)	$0	$0
Proceeds, after selling expenses, to us	$1,000	$50,000,000

(1) There are no fees payable at any closing under this Offering; however, Registered Investment Advisors may receive a deferred “trail fee” of up to 2.5% of funds raised, paid annually at the end of each fiscal year, for the duration of the investment. This trail fee will be paid solely out of operating cash flows of the Company and not out of the proceeds of this Offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act

See “Risk Factors” beginning on page 19 for a discussion of certain factors that should be carefully considered by prospective investors before makingan investment in the shares offered hereby. These risks include but are not limited to the following:
•
We have limited operating history and do not yet own any assets. We are a "blind pool" because we have not identified any investments we will make with proceeds from this offering. Thus, you will not have the opportunity to evaluate your own investments before we market them, which makes your investment in our shares speculative.

•	There are material income tax risks associated with this offering.

•
This is a “best efforts” offering and some or all of our shares may not be sold. There is no minimum offering amount, and our ability to add to our portfolio will depend on our ability to raise funds in this offering.

•
No public market currently exists for shares of our Class A stock and we do not intend to list our shares on a national exchange.It will be difficult to sell your shares. If you sell your shares, it will likely be at a substantial discount.

•	We have no employees and must depend on our Manager to conduct our operations, and there is no guarantee that our Manager will devote adequate time or resources to us.
•	Payment of fees to our Manager and its affiliates will reduce cash available for investment and distribution.
•	There are substantial conflicts among us and our sponsor, manager, and their affiliates.
•
We may borrow funds, issue new securities or sell assets to make distributions, some of which may constitute a return of capital, and there are no current limits on the amount of distributions to be paid from such funds.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.
•	We may use substantial debt to acquire First Mortgage Notes, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment.

The date of this prospectus is March 22, 2013.

TABLE OF CONTENTS

Page
Prospectus summary	8
Risk factors	18
Forward-looking statements	26
Use of proceeds	27
Recapitalization
Distribution policy	27
Capitalization
Dilution
Selected consolidated financial and operating data
Management’s discussion and analysis of financial condition and results of operations	28
Industry overview
Our business and properties
Management	31
Principal stockholders	32
Certain relationships and related transactions	32
Policies with respect to certain activities
Description of capital stock	33
Certain provisions of Florida law and of our charter and bylaws	40
Shares eligible for future sale
Material U.S. federal income tax considerations	42
ERISA considerations	55
Legal matters
Experts	56
Where you can find more information	56
Index to financial statements	F-1

You should rely only upon the information contained in this prospectus, or in any free writing prospectus prepared by us or information to which we have referred you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Class A Preferred Stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.We will update this prospectus as required by law.

We may use market data throughout this prospectus that we may have obtained from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information.

SUITABILITY STANDARDS

An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need liquidity from their investment. Initially, there will be no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment. In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares.

In all states, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles. Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:
•For Kansas Residents – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
•For Alabama and Ohio Residents – Shares will only be sold to residents of the States of Alabama and Ohio representing that they have a liquid net worth of at least 10 times their investment in us and affiliates of us and our sponsor and that they meet one of our suitability standards.
•For Kentucky, Massachusetts, Michigan, and Missouri Residents – Shares will only be sold to residents of the States of Kentucky, Massachusetts, Michigan and Missouri representing that they have a liquid net worth of at least 10 times their investment in our shares and that they meet one of our suitability standards.
•For Nebraska, Oklahoma, Oregon and Pennsylvania Residents – Shares will only be sold to residents of the States of Nebraska, Oklahoma, Oregon and Pennsylvania representing that they have a net worth of at least 10 times their investment in our shares and that they meet one of our suitability standards.
•For Iowa Residents – Shares will only be sold to residents of the State of Iowa representing that they have a net worth of at least 10 times their investment in our shares and have a minimum net worth of $100,000 and annual income of $70,000, or, in the alternative, a net worth of $350,000.
•For Tennessee Residents – Investment by Tennessee residents must not exceed 10% of their liquid net worth.

The minimum purchase is 10 Class A Shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $100. You should note that an investment in shares of our Class A Stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).

The minimum purchase for New York residents is 25 shares ($2,500), except for IRAs which must purchase a minimum of 10 shares ($1,000). The minimum purchase for Tennessee residents is 25 shares ($2,500). After you have purchased the minimum investment, any additional purchases must be in increments of at least $500,

Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

Our authorized representative is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our authorized representative will make this determination based on information provided by such investor to our authorized representative, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors. We will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.
In making this determination, our authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you understand fully:

1.	the fundamental risks of an investment in our Class A Preferred stock;
2.	the risk that you may lose your entire investment;

3.	the lack of liquidity of our Class A Preferred stock;
4.	the restrictions on transferability of our Class A Preferred stock;
5.	the background and qualifications of our Manager and its affiliates; and
6.	the tax consequences of an investment in our Class A Preferred stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our Class A Preferred Stock. You should read carefully the more detailed information set forth under the heading “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “our company,” “we,” “us” and “our” refer to Bridgewell Income Trust Inc., a Florida corporation. Unless otherwise indicated, the information contained in this prospectus assumes that the Class A Preferred Stock to be sold in the offering is sold at $100.00 per share.

Company Overview

We are a newly-organized, Florida corporation formed to invest primarily in promissory notes secured by first mortgages issued by residential and commercial builders, private real estate investors, and owner occupants of residential properties (“Borrowers”) who purchase either commercial or residential real estate properties that they intend to hold for rental, resale, or occupancy. Our loans typically are short-term in duration-- from one to five years—and are often referred to as “bridge” loans. The purpose of the Company is to acquire senior notes in a first mortgage position secured by real properties in the United States. We will purchase existing loans which have been memorialized by a promissory note (“Promissory Note”). The Promissory Notes will be secured by a first mortgage on the underlying real property (“First Mortgage”) so that we always will be in first priority secured position on the collateral.  Collectively, each Promissory Note and First Mortgage will be referred to as a “First Mortgage Note.” First Mortgage Notes will typically range in principal amount from $20,000 to $2,000,000, depending on the project and the amount of capital we have on hand.

First Mortgage Notes will be originated by Bridgewell Capital LLC (“BWC”), a company affiliated with our CEO and sole Director, pursuant to a set of underwriting guidelines approved by us. These First Mortgage Notes will then be sold to us, with BWC being retained to service the notes pursuant to a Master Note Servicing Agreement. The notes purchased by us will be new originations with a prepaid lender’s title insurance policy from a major title insurance carrier.  This title insurance policy protects against the un-marketability of the title and the senior priority for payout position of the First Mortgage Note.

We intend to purchase First Mortgage Notes that generally fit the following categories of underlying property securing the loan:

•      Existing Single Family residential properties, from one to four units;

•      Existing Small Commercial properties, including apartments, retail, medical, warehouse, office, and other general commercial uses;

•      New construction, including site development and construction, of the above-described types of residential and commercial properties.

Our primary source of income is expected to be from interest earned and collected on the First Mortgage Notes that we will own. Typically, these types of loans carry a rate of interest above market rates offered by commercial banks, ranging from 10% to 15% per annum. We expect to reinvest principal repayments received on these First Mortgage Notes (a “Note Maturity”) by buying additional First Mortgage Notes in order to maximize interest income potential. We also have the authority to borrow funds, or to “leverage,” against the principal value of the First Mortgage Notes we will be holding, at a rate not to exceed two hundred percent (200%) of the amount of such principal value. Such leverage would result in additional risks to our portfolio. See “Risk Factors.”

We will commence operations upon commencement of sufficient funding under this Offering to begin purchasing qualifying First Mortgage Notes.

Our Market Opportunity and Relationship with BWC. BWC, which is a federally registered, licensed and insured mortgage lender, facilitates a marketing program to identify a large number of bridge loan opportunities in our principal market territory of Florida and the Southeastern United States. The market for short-term real estate loans has historically been facilitated by private individuals loaning their own capital in local markets to repeat borrowers. Larger commercial lenders and banks typically will not make these types of bridge loans, and very few private funding sources have been able to secure sufficient capital or develop a sustainable, competitive, business system. The housing market crash in 2008 and the continuing depression of the real estate market resulted in the removal of most of these small, private lenders from the marketplace as their borrowers went out of business, the lenders experienced losses, and burdensome and complicated new federal and state licensing requirements for real estate lending all but eliminated the opportunity for small, private lenders to continue in this business. Today, there is a large opportunity for a professionally run and well capitalized funding source to capitalize on the need of the borrowing community for these types of short term “bridge” loans.

From the loan opportunities identified by BWC, BWC analyzes and selects the best ones based on our agreed underwriting criteria. These criteria are based on the business plan of the borrower, the borrower’s credit worthiness and past experience, the cash equity contribution of the borrower to the project, prospects for successful exit from the bridge loan within the time frame contemplated, risk to the Note holder, and rate of interest payable, among others. We have the first option to purchase First Mortgage Notes from BWC, and BWC may “table fund” loan closings as a loan originator using our funds and transferring the First Mortgage Notes immediately to us at the closing.

How do we take advantage of this market opportunity? Over the past 3 years, BWC has established itself as an industry leader in the state of Florida by creating a business system, developing a set of specialized business skills, and acquiring key federal and state licensure to meet the needs of capable real estate entrepreneurs by providing  them custom, bridge loan programs. BWC also works with investors by identifying, underwriting, closing, and servicing First Mortgage Notes for them.

There is a historically steady flow of real estate properties that go to the market by motivated sellers either in deferred maintenance condition (needing repairs) or in some other form of economic distress. Oftentimes, these properties are held by lenders after foreclosure. These motivated sellers are willing to sell the properties at significant discounts, particularly if buyers’ offers include a short closing period, an agreement to purchase the property in “as is” condition, and full cash payment (no seller financing). Most of these sellers are aware that they could sell these properties for a higher price if they would renovate them or reinstate them financially (such as commercial properties with current tenants) but often will accept a below market price because of physical, geographical, business, or economic reasons.

Buyers of these properties; financing challenges. There exists a group of entrepreneurs that specialize in buying these deferred maintenance or economically distressed properties; their strategy is to purchase them, quickly renovate them, and then rent, sell, or occupy them. For residential properties, the vast majority of potential homebuyers will only buy move-in-ready properties that are eligible for conventional bank mortgage financing. For commercial properties, most buyers want to see them performing economically with documented returns on investment, such as active tenant leases in place.

Typical bank financing is generally not available for deferred maintenance properties or distressed commercial real estate. Moreover, what limited bank financing is available is extremely difficult to acquire and often requires long pre-closing processing, extremely high credit scores, and conditions that are not acceptable or achievable to most buyers of such properties, thereby preventing sellers from disposing of them readily and at market prices. Therefore, real estate investors and other cash buyers are typically the purchasers of these types of properties at a discount to current market pricing.

The Market for our Loans. The market conditions discussed above have created great demand for short-term, 1-5 year “bridge” loans that meet the needs of entrepreneurs/investors that buy deferred maintenance residential and distressed commercial properties. These Bridge Loans are the focus of our investment strategy. Through BWC’s expertise, real estate entrepreneurs/investors are provided: (i) access to capital not otherwise available to them from commercial banks; (ii) fast, streamlined closings; (iii) special escrow accounts for rehabilitation or construction funds; and (iv) close monitoring to insure security of each loan.

Our focus initially will be to purchase First Mortgage Notes in key markets in the state of Florida; we also will expand our investments, as demand warrants, into other key geographic regions in the Southeastern United States where the types of properties and investor demand fit our investment guidelines.

 INVESTMENT OBJECTIVES & POLICIES

We will engage in the business of purchasing exclusively from BWC previously originated and issued First Mortgage Notes which will be secured by first priority mortgages on real estate properties located initially in the state of Florida but later in other geographic regions also. These First Mortgage Notes will not be insured or guaranteed by any governmental agency or private mortgage insurance company but will come with appropriate title insurance policies and customary hazard and liability insurance policies. Our primary investment objectives are to generate and distribute cash flow from interest earned and collected on our First Mortgage Notes and to return to our shareholders their capital investment after the 7 year expected operating period of the Company.

Our Manager is responsible for dictating and implementing our investment objectives and policies.

Our Investment Strategy

Our investment strategy is designed to:

•	build an investment portfolio consisting exclusively of First Mortgage Notes from Borrowers who are holding these properties for rental income and/or resale profit.
•	provide regular quarterly or more frequent distributions to our stockholders;
•	provide an exit strategy designed to return capital to our shareholders by selling the assets in our investment portfolio after 7 operating years and distributing the proceeds to our shareholders.
•	qualify as a REIT; and
•	remain exempt from the requirements of the Investment Company Act.

We have employed the expertise and experience of Income Trust Manager LLC, our Manager, and the services of Bridgewell Capital LLC, the servicer of our First Mortgage Note portfolio. Both of these entities are affiliated with our CEO, Lindsay T. Parrett.

Our Targeted Investments

•	Promissory Notes secured by First Mortgages on Real Estate where payments of interest are made monthly by the Borrowers net of fees paid to BWC, the Servicer.

Investment Guidelines

Our Manager will establish investment guidelines with BWC and review our investment portfolio and related compliance with the investment guidelines on an annual basis with our board of directors. Our Manager will not review or approve individual investments unless the investment is outside our operating policies or investment guidelines.

We expect the Manager to approve the following investment guidelines:

•
Loan Criteria.  The First Mortgage Notes we will purchase will have maturities of equal to or less than five (5) years as first priority mortgages on single family residences, multi-family units of not more than 4 contiguous units, or smaller commercial properties and requiring monthly payments of interest as well as the escrow of funds to pay real estate taxes and liability and hazard insurance. We will purchase First Mortgage Notes at principal face amounts that do not exceed 70% of the After Repaired Value (ARV) of such property.  “After Repaired Value” equals the independent fair market appraised value of the property assuming that pre-approved repairs will be made to the property immediately following the loan closing, if such repairs are necessary. Such appraisal will utilize comparable sales that were arm’s length transactions, not including short sales, foreclosure sales, or other distressed transactions.

•
Leverage. We may lever (borrow against) our portfolio of First Mortgage Notes at a rate of not more than 200% of the principal amount of such assets in order to increase our loan capital available to purchase First Mortgage Notes and maximize interest income revenue. For example, if our portfolio of First Mortgage Notes had a total aggregate principal amount of $10,000,000, we would be permitted to seek a bank loan of up to $20,000,000 to be secured by these First Mortgage Notes and new First Mortgage Notes to be purchased using the loan proceeds. Any such borrowing would only be at interest rates lower than the 8% preferred dividend we will pay to our holders of Class A Shares and would permit us to increase the size of our portfolio of First Mortgage Notes at a lower cost of capital.

•
Priority of Mortgage Loans. All of the First Mortgage Notes will be secured by first mortgages that encumber the underlying real property ahead of any and all other liens or encumbrances and will include appropriate title insurance policies.

•
Geographic Area of Lending Activity. We intend to purchase First Mortgage Notes on real property located mainly in, but not limited to, the state of Florida. Our Manager will have the discretion to purchase First Mortgage Notes in other regions of the U.S., with a focus on the Southeast.

•
Types of Properties Securing the First Mortgage Notes.  The properties secured by mortgages will be residential real estate of one to four units, apartments, small commercial and land development projects.

•
Purchase of Loans from Manager’s Affiliates. First Mortgage Notes will be originated by BridgeWell Capital LLC (“BWC”) an affiliate of our Manager, and then purchased by and assigned to us for cash; provided, however, that any such loan must not be in default and must otherwise satisfy all of our investing guidelines. The purchase price for any such loan will be at par (the then-outstanding principal balance of the loan) or at a discount to par, together with any accrued but unpaid interest. We may also purchase loans originated by BWC by “table funding” such loans at the time of origination, in which event we will provide the loan proceeds at this closing, with BWC officially originating the loan and then immediately assigning it to us at par. We never will pay BWC a fee for originating mortgages for us, but BWC may collect an origination fee from the borrowers. We will pay BWC a fee to service our portfolio of First Mortgage Notes of no more than 2% per annum of the principal amount of all performing (not in default) First Mortgage Notes.

•
Loss Reserves. Our Manager may reserve up to 2% of the monthly interest payments received from Borrowers on First Mortgage Notes to fund a loss reserve account (“Loss Reserve”). The Loss Reserve may be used for the following purposes:

•	To pay for any costs associated with protecting our assets or collateral.

•	To pay for any costs associated with managing or improving a repossessed property for rental or resale.

•	To offset any actual principal losses incurred by us.

These reserves may be held in cash, bank accounts, certificates of deposit, money market accounts, short-term bankers’ acceptances, publicly traded bond funds or other liquid assets. The yield from investments of reserve funds may not be as high as the yield that would result if such reserve funds were invested in First Mortgage Notes.

•
Additional Reserves. Manager, at Manager’s sole discretion, may maintain an additional cash reserve from funds received in this Offering and/or from interest payments collected from our borrowers to be used for future cash flow needs. This reserve fund, once established, may be held in cash, bank accounts, certificates of deposit, money market accounts, short-term bankers’ acceptances, publicly traded bond funds or other liquid assets. The yield from investments of reserve funds may not be as high as the yield that would result if such reserve funds were invested in First Mortgage Notes. The principal purpose of these additional reserves would be for other unexpected cash flow needs.

•	REIT Status. No investment shall be made that would cause us to fail to qualify as a real estate investment trust for federal income tax purposes.

•	No Investment Company. No investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act.

Manager may change the investment guidelines at any time without any approval from our stockholders. In the event we might change our investment guidelines, we will provide our shareholders with written notice of such changes within 30 days of their implementation.

Our Financing Strategy

Our principal goal will be to generate net income for distribution to our stockholders through regular monthly distributions from our net interest income, which is the spread between the interest income earned and collected on our investment portfolio of First Mortgage Notes and the costs to service these loans plus operating costs plus any reserves set aside by Manager.

If we elect to use leverage, it will be for the following purposes:

(1) to increase our capital to acquire First Mortgage Notes at a lower cost per annum than the 8% dividend we are obligated to pay to our Class A Shareholders, and to increase our yield; however, such leverage, until such time as the loan is repaid, would increase the risk to our Class A Shareholders since the lender would require a security interest in our portfolio of First Mortgage Notes, and a default of such loan could result in the loss of all or part of our portfolio of First Mortgage Notes and our inability to pay dividends on the Class A Shares and/or return capital. Also, if the market for bridge loans encounters interest rate competition among lenders and we are forced to charge lower rates of interest than BWC is currently collecting in the market, then this type of leverage and access to funds at a lower cost of capital would allow us to continue to pay the 8% dividend to our Class A Shares that we might otherwise not be able to pay if we only had funds available from our investors in Class A Shares. For example, in today’s market for bridge loans on residential real estate, lenders are able to charge interest at rates from 14 to 18% per annum, If our our cost of capital is 8% (the dividend rate we pay to our Class A Shareholders), and we pay 2% to BWC, plus a 2.5% trail fee to RIAs, we must collect interest on our First Mortgage Notes of not less than 14% per annum just to maintain operational cash flows. If, in the future, competitive lending forces interest rates down to 12% or less, we will not be able to afford to make First Mortgage Note loans at that rate and still be able to pay dividends and operating costs, unless we can secure another source of capital that is at 6% or less per annum.

(2) to serve as a “shock absorber” so that we can purchase First Mortgage Notes into our portfolio and have them be fully serviced and paying interest monthly in order for us to be able to pay all new purchasers of Class A Shares their 8% dividends on a timely and regular basis. For example, in any month in which we accept subscriptions for Class A Shares, the proceeds from those subscriptions might not be used to purchase new, performing First Mortgage Notes for 30 to 60 days. However, during this 30 to 60 day period, the new holders of Class A Shares would be cumulating dividends on their Class A Shares, but we would not have additional First Mortgage Notes as yet performing and providing interest payments to us that would create sufficient cash flow from which we could pay the dividends on the Class A Shares in a timely manner. Thus, if we were able to secure leveraged debt on favorable terms, we would be able to purchase First Mortgage Notes in excess of the capacity of First Mortgage Notes we could purchase solely with proceeds from investors in Class A Shares. These additional First Mortgage Notes would be earning interest that could be used immediately to fund dividend payments to new investors in Class A Shares. The proceeds from new purchasers of Class A Shares would then be used to pay down the loan amount we would owe to the lender of the leveraged debt.

We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2013. We generally will not be subject to federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT.

Investment Considerations

When making an investment you should consider the following:

•
Access to an Established Loan Originator and Mortgage Servicer with extensive experience and infrastructure. Our Loan Originator and Servicer, Bridgewell Capital LLC (“BWC”), an entity affiliated with our Manager and CEO, will originate and service all of our First Mortgage Loans. BWC is a Licensed Mortgage Lender in Florida and the United States. BWC’s CEO, John E. Parrett, husband of Lindsay Parrett, our CEO and sole director, has over 20 years of direct experience in the business of originating and servicing first mortgage loans to private investors in real estate markets across the United States. BWC has developed comprehensive financial monitoring and risk management policies and procedures, all of which we believe will be beneficial to us.

•
Focused Investment Strategy. Our investment strategy seeks to optimize our returns and security by creating an investment portfolio consisting primarily of First Mortgage Notes from Borrowers who own, renovate, construct and then sell and/or lease real estate properties for a profit. Because we will invest exclusively in these short-term First Mortgage Notes, our investment portfolio will have limited credit risk due to the very low loan-to-value ratios and other safeguards implemented by BWC. We expect our focused investment strategy to be a competitive advantage relative to other real estate mortgage investors that have experienced deterioration in the credit performance of their real estate mortgage loan portfolios along with an increase in problem borrowers and poorly selected and managed properties and attendant long delays in the real estate mortgage foreclosure process in Florida.

•
Clean Balance Sheet With No Legacy Investment Portfolio. As a newly-formed entity with no legacy investments, we intend to build an initial investment portfolio consisting exclusively of short-term First Mortgage Notes issued by investors in real estate properties. As a result, the performance of our initial investment portfolio will not be affected by any previously purchased notes or securities.

•	Competitive Strengths of BWC. BWC, as our loan originator and servicer, offers us certain competitive advantages and strengths:

•	BWC’s senior management team, headed by John E. Parrett, has over 20 years of experience in the bridge lending business.

•	BWC has all of the stringent state and federal lending licenses required to originate and service First Mortgage Notes.

•	BWC has underwriting standards, loan structures, and loan servicing systems that facilitate low rates of default by borrowers.

•	BWC has sophisticated software for servicing and monitoring outstanding loans.

•	BWC has a clean history with no past regulatory or litigation issues.

Prior Performance of BWC.

BWC has opened 3 non-public investor programs since its inception in 2008.  BWC has been in business for approximately four and one half years and is active in business.  The programs opened and managed by BWC are: BridgeWell Investment Fund LLC; BridgeWell Income Fund I LLC;  and the BridgeWell Capital Whole Note Program for private investors.

The two funds have raised investor capital for the purpose of purchasing and holding First Mortgage Notes. Under the Whole Note Program, BWC identifies and obtains First Mortgage Notes for purchase and retention by individual investors. In all three cases, BWC acts as servicer of the First Mortgage Notes held by the two funds and individual investors and, as such, does not purchase or sell any investment properties.  In total, these three programs have raised approximately 11 million dollars in investment capital and currently have approximately 80 active investors either as members of the funds or as direct holders of First Mortgage Notes.

BWC’s programs are limited to previously owned residential properties and a small number of new homes under construction, all of which are located in the greater Central Florida area.  Notes on commercial properties are not offered as investments from these programs.

There have been zero (0) defaults or foreclosures of First Mortgage Notes serviced by BWC since BWC’s inception in 2008.

The following is a summary of the three prior and currently existing programs managed by BWC:

1.	Number of programs sponsored – 3 Investor Programs
2.	Total cash raised from investors - approximately $11 million
3.	Number of Active investors – Approx. 80
4.	Total dollar value of First Mortgage Notes held by investors and managed by BWC: Approx $11million
5.	Number of properties purchased and by region - $0
6.	Aggregate dollar amount of property purchased - $0
7.	Percentage of Notes, based on purchase price, that are secured by residential vs commercial properties: 100%
8.	Percentage based on purchase price, of new – 0%, used - 85% or construction properties – 15%
9.	Number of properties sold - NA

Experience in Raising and investing funds on a percentage basis.

Since late 3rd quarter of 2012, BridgeWell Income Fund I LLC is no longer accepting investors. This fund had been offered only to accredited investors.  This Fund raised a total of  $2.472 million before it closed the offering.  Commissions and trail fees were paid to financial advisors that promoted this fund.

BridgeWell Investment Fund LLC provides a single source of funding for mortgage notes that are then offered to investors once they are closed.  This fund is open to a select group of high net worth investors only, has no cap and is not sold or marketed to the public.  For that reason, no commissions are applicable nor have been paid.

The BridgeWell Whole Note program has raised $8.5 million to date, investments are not capped, and BWC pays a trail fee of 2.75% when applicable. Some investments are offered in-house and do not garner a trail fee.

Table I
	BridgeWell Whole Note Program	BridgeWell Income Fund I LLC – (no longer accepting investors)	BridgeWell Investment Fund LLC
Start Date	5/10/08	12/1/10	1/1/12
Amount offered	No cap	$255k	No cap
Amount raised	$8,500,000	$255,000	$2,472,000
Amount in Notes (as of 12/31/12)	$7,760,000	$69,000	$1,557,000
Amount in Escrow	$740,000	$186,000	$915,000
Less expenses	$25,000	$25,000	$10,000
Commission Rate	2.75%	4.25%	0
Other - Trail fee	0	2%	0
Paid to: Linden Asset Management	$45,800	0	0
GA Repple	0	$4,600	0

BWC has no affiliates. Reserves and acquisition costs are not applicable to the servicing of notes.

Compensation to Sponsor

Aggregated payments made to BridgeWell Capital by real estate programs since inception in 2008.  See Table II for yearly aggregated results.

Table II
	BridgeWell Whole Note Program	BridgeWell Income Fund I LLC	BridgeWell Investment Fund LLC
2012		0	0
Servicing	$201,000
Origination	$460,000
Misc Fees	$34,00
2011		0	0
Servicing	$89,000
Origination	$170,000
Misc Fees	$11,500
2010		0	0
Servicing	$37,000
Origination	$57,000
Misc Fees	$5,000
2009		0
Servicing	$4,000
Origination	$37,000
Misc Fees	$50,000
2008		0
Servicing	0
Origination	$2,700
Misc Fees	$1,000

Emerging Growth Company Status.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (JOBS Act). Under the JOBS Act, an “emerging growth company” means an issuer that had total annual gross revenues of less than $1 billion (to be adjusted for inflation) during its most recently completed fiscal year, until the earliest of:

•	the last day of the fiscal year of the issuer during which it had annual gross revenues of $1 billion or greater;

•
the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement as an emerging growth company;

•	the date on which the issuer has, during the previous three-year period, issued more than $1 billion of non-convertible debt; or

•	the date on which the issuer is deemed to be a “large accelerated filer,” as defined in the rules promulgated under the Securities Exchange Act.

We have elected to to use the extendted transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

As an emerging growth company, as long as we are eligible for this status, we will be exempt from complying with Section 404(b) of the Sarbanes-Oxley Act of 2002 and Sections 14A(a) and (b) of the Securities Exchange Act of 1934.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares back to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant conditions and limitations described below. There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. In addition, funding for the redemption of shares will be limited to the amount of net proceeds we receive from maturing First Mortgage Notes. This limit may prevent us from accommodating all requests made in any year.

During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” the redemption price per share, or Redemption Amount, will depend on the length of time you have held such shares as follows: 93% of the Redemption Amount after one year from the purchase date; 95.0% of the Redemption Amount after two years from the purchase date; and 95% of the Redemption Amount after three years from the purchase date. The Redemption Amount shall equal the amount you paid for your shares.

Summary Risk Factors

An investment in shares of our Class A Preferred Stock involves various risks. You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page ___ of this prospectus before purchasing our Class A Preferred Stock. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, you could lose some or all of your investment.

Investments in Real estate-backed mortgages are subject to various risks and fluctuations and cycles in demand, many of which are beyond our control. Our economic performance and the value of our mortgage note holdings can be affected by many of these factors, including, among others, the following:

•	adverse changes in financial conditions of borrowers whose notes/mortgages we hold, including bankruptcies, financial difficulties, or note defaults;

•
the national, regional and local economy, which may be negatively impacted by concerns about inflation, deflation and government deficits, high unemployment rates, decreased consumer confidence, industry slowdowns, reduced corporate profits, liquidity concerns in our markets and other adverse business concerns, especially those in the  real estate markets;

•
local real estate conditions, such as an oversupply of, or a reduction in demand for, real estate properties, and the availability and creditworthiness of current and prospective borrowers for our mortgage notes;

•
changes in operating costs and expenses, including, without limitation, increasing labor and material costs, insurance costs, energy prices, and costs of compliance with laws, regulations and government policies;

•
fluctuations in interest rates, which could adversely affect the ability of our borrowers to sell their properties or obtain new financing on favorable terms or at all in order to pay off their loans to us at maturity; and

•	competition from other lenders with significant capital, including banks, private or publicly traded REITs, and institutional investment funds.

•	We depend on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities and make distributions to our shareholders.

•	Failure to qualify as a REIT would cause us to be taxed as a regular “C” corporation, which would substantially reduce funds available for distributions to our shareholders and materially and adversely affect our financial condition and results of operations.

•	Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities.

•	None of our officers or Manager have prior experience running a public company or a REIT.

•
There is and will be no public market for our Class A Shares. Therefore, you may have to hold your Class A Shares for an indefinite period of time.. It will be difficult to sell your shares. If you sell your shares, it will likely be at a substantial discount.

•	You should purchase our shares only as a long-term investment because of the illiquid nature of the shares. You may not be able to sell your shares in the future at the price you paid, if at all.

•
We are a "blind pool" because we have not identified any additional investments we will make with proceeds from this offering. Thus, you will not have the opportunity to evaluate your own investments before we market them, which makes your investment in our shares speculative.

•	We have Arbitrarily Determined the Offering Price of the Class A Preferred Shares, and they may not reflect the value of an investment in the Company

•	Dividends on the Class A Shares are not guaranteed and will be paid at the discretion of our Director.

•	The holders of Class A Shares have no voting rights.

 Distribution Policy

The Internal Revenue Code of 1986, as amended (the “Code”), generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and imposes tax on any taxable income retained by a REIT, including capital gains. To satisfy the requirements for qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly or more frequent distributions of all or substantially all of our REIT taxable income to holders of our Class A Preferred Stock and common stock out of assets legally available for such purposes. Our future distributions will be at the sole discretion of our Manager.

If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, borrow funds, sell assets or reduce such distributions. Our distribution policy enables us to review the alternative funding sources available to us from time to time.

Our REIT Status

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. Subject to the discussion below under “Risk Factors–Risks Relating to our REIT Status” regarding the closing agreement that we have requested from the Internal Revenue Service, or IRS, we believe that we will have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2013, and that our intended manner of ownership and operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for federal income tax purposes. To maintain our qualification as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income to our shareholders, determined without regard to the deduction for dividends paid and excluding net capital gains. As a REIT, we generally are not subject to U.S. federal income tax on the taxable income we currently distribute to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property.

Restrictions on Ownership of Our Preferred and Common Stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our charter generally prohibits, with certain exceptions, any shareholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value of the outstanding shares of our capital stock. Our  Manager may, in Manager's  sole discretion, waive (prospectively or retroactively) the 9.8% ownership limits with respect to a particular shareholder if Manager  receives certain representations and undertakings required by our charter and is presented with evidence satisfactory  that such ownership will not then or in the future cause us to fail to qualify as a REIT. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Background and Corporate Information

We are a Florida corporation formed in July 2012. Our principal executive office is located at 710 Vassar Street, Orlando, Florida 32804, and our telephone number is 866-500-4500.

The Offering

Class A Preferred Stock offered by us	500,000 shares

Dividend rights
Our Class A Preferred Stock is entitled to a preferred annual dividend equal to 8% of the amount invested, distributed monthly out of available proceeds, at the discretion of our Directors. The Dividend is cumulative.

Voting rights	Class A Preferred Stock does not have voting rights.

Use of proceeds
We intend to use the proceeds received from this offering to purchase First Mortgage Notes, subject to our option, in the future, to use proceeds of this offering to pay distributions on the Class A Shares.

Holders of Class A Shares may have them redeemed after at least one year of ownership. Redemption payments will be made solely from the proceeds of maturing First Mortgage Notes. All redemptions will be subject to a redemption fee that will be assessed as a percentage discount to the purchase price paid for the Class A Shares being redeemed, as follows: (i) after the first year of ownership, the Redemption Price will be 93%; (ii) after the second year of ownership, the Redemption Price will be 94%; and (iii) after the third year of ownership the Redemption Price will be 95%.

RISK FACTORS

An investment in our Class A Preferred Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our Class A Preferred Stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, financial condition, results of operations and our ability to make distributions to our shareholders could be materially and adversely affected. In that case, you could lose all or a part of your investment. Some statements in this prospectus, including statements in the following risk factors constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

RISKS RELATING TO OUR BUSINESS, OUR LOANS, AND THE REAL ESTATE MORTGAGE MARKET

We are a start up entity with no prior operating history, and our investment plan may not prove to be successful, resulting in a total loss from investing in our Class A Preferred Stock.

We have only recently formed as an entity, and we have no prior operating history, very limited assets and no current sources of additional financing other than this offering. We have contracted with BridgeWell Capital LLC (BWC) to originate and service all First Mortgage Notes, and while BWC does have an operating history in originating and servicing First Mortgage Notes, since we have no operating history ourselves, our Shareholders may not have sufficient information to determine whether we will be able to implement our intended plan of operation and investment strategy. Our director and officer and affiliates have no prior experience running either a public company or a REIT.

There are inherent risks associated with real estate mortgage investments and with the real estate industry, each of which could have an adverse impact on our economic performance and the value and security of our First Mortgage Notes.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Our economic performance and the value of our assets can be affected by many of these factors, including the following:

•
adverse changes in financial conditions of the borrowers who issue the First Mortgage Notes and the buyers and tenants of our borrowers’ properties which secure the First Mortgage Notes, including bankruptcies, financial difficulties, or lease defaults;

•
the national, regional and local economies, which may be negatively impacted by concerns about inflation, deflation and government deficits, high unemployment rates, decreased consumer confidence, industry slowdowns, reduced corporate profits, liquidity concerns in our markets and other adverse business concerns;

•	local real estate conditions, such as an oversupply of, or a reduction in demand for, real estate properties that reduce demand of borrowers for our First Mortgage Notes;

•
changes in operating costs and expenses, including, without limitation, increasing labor and material costs, insurance costs, energy prices, environmental restrictions, real estate taxes, and costs of compliance with laws, regulations and government policies, which we  may be restricted from passing on to our borrowers in the form of higher rates of interest on the First Mortgage Notes;

•
fluctuations in interest rates, which could adversely affect the ability of buyers for our  borrowers’ properties to obtain financing on favorable terms or at all in order to purchase these properties so that our  borrowers can repay the principal balance of our First Mortgage Notes;

•	competition from other real estate mortgage investors with significant capital, including other “bridge” lenders, other REITS, publicly traded companies and institutional investment funds;

•	inability to collect payments due from our borrowers;

•	changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, federal and state laws regulating mortgage banks and lenders; and

•	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

Continued economic weakness from the severe economic recession that the U.S. economy recently experienced may materially and adversely affect our financial condition and results of operations.

The U.S. economy is still demonstrating weakness from the severe recession that it recently experienced, which has resulted in increased unemployment, decreased consumer spending, a decline in  real estate property values, decline in consumer credit worthiness, and a marked reduction in available loans for consumers and investors to purchase real estate properties. Although the U.S. economy is emerging gradually from the recent recession, high levels of unemployment have persisted, and rental rates and valuations for real estate properties have not fully recovered to pre-recession levels and may not for a number of years. If the economy continues to recover slowly or stalls or another recession ensues, the borrowers that borrow from us and issue us First Mortgage Notes may continue to experience downward pressure on the rental rates they are able to charge and/or may not be able to acquire properties or resell acquired properties as easily, any of which could adversely affect our cash flow, financial condition and results of operations.

Substantial international, national and local government spending and increasing deficits may adversely impact our business, financial condition and results of operations.

The values of, and the cash flows from, the properties owned by our borrowers are affected by developments in global, national and local economies. As a result of the recent, severe and ongoing recession and the significant government interventions, federal, state and local governments have incurred record deficits and assumed or guaranteed liabilities of private financial institutions or other private entities. These increased budget deficits and the weakened financial condition of federal, state and local governments may lead to reduced governmental spending, tax increases, public sector job losses, increased interest rates, currency devaluations or other adverse economic events, which may directly or indirectly adversely affect our business, financial condition and results of operations.

Our Borrowers face significant competition in the real estate leasing market, which may decrease or prevent increases in the rate at which we can purchase First Mortgage Notes.

Our Borrowers compete with numerous other investors who are trying to acquire real estate properties at below market values to resell them for profit and/or rent them for income. If the Borrowers that want to borrow from us are not able to consistently find quality properties that meet our underwriting standards or are not able to get good rental rates for leasing these properties, then we may face a reduction in our business or defaults in some of our First Mortgage Notes, any of which could have a material adverse effect on our business, financial condition, or results of operations.

We will have a high concentration of First Mortgage Notes secured by properties in Florida, and adverse economic and other developments in that area could have a material adverse effect on us.

Our investment strategy calls for us initially to focus our lending in the State of Florida where BWC already has an established market presence and where we know there to be a large number of Borrowers seeking to acquire real estate properties at below market values. As a result, if we are not able to expand our lending into other states, we are particularly susceptible to adverse economic and other developments in Florida, including increased unemployment, lack of available properties, decreased consumer confidence, changes in demographics, increases in real estate and other taxes, increased regulation, and natural disasters, any of which could have a material adverse effect on us.

The inability of our Borrowers to collect rents from their tenants and/or to resell their properties on which we hold First Mortgage Notes may negatively impact our financial condition and our ability to make distributions to our shareholders.

Substantially all of our income and cash flow is derived from payments of interest on First Mortgage Notes and the payment of the principal owed on First Mortgage Notes at their dates of maturity. Therefore, our financial condition, results of operations and cash flow materially depend on the financial stability of our Borrowers and the quality, value, rental, and resale market of the real estate properties that will secure the First Mortgage Notes, any of which may experience a change in their business at any time. If a number of our Borrowers are unable to sustain their businesses, our ability to make loans, collect interest and principal, and to make distributions to our shareholders may be adversely affected.

We may be unable to collect on First Mortgage Notes at maturity or make additional First Mortgage Note loans, which could adversely affect our financial condition and results of operations.

We cannot assure you that we will be able to collect the principal balances due at the dates of maturity of the First Mortgage Notes, nor that we will be able to make additional loans secured by First Mortgage Notes after collecting principal. If any number of our Borrowers default on their First Mortgage Notes, or we are not able to place new loans to Borrowers on a consistent basis, and our capital is not being invested according to our investment strategy, then our financial condition, results of operations, cash flow, and cash available for distributions to our Class A Preferred Stock could be adversely affected.

If we have to undertake efforts to foreclose on First Mortgage Notes in default, we may be unable to collect on principal balances due or to sell foreclosed properties for the values we need to cover the default amounts and costs of collection, which could adversely affect our cash flow, results of operations, and the amount of cash available for distribution to our shareholders.

We cannot assure you that our Borrowers will never default on a First Mortgage Note. If we have to undertake efforts to foreclose on First Mortgage Notes in default, we may be unable to collect on principal balances due or to sell foreclosed properties for the values we need to cover the default amounts and costs of collection, which could adversely affect our cash flow, results of operations, and the amount of cash available for distribution to our shareholders. Moreover, a bankruptcy proceeding by a Borrower could delay our efforts to proceed with foreclosure and collection actions to collect past due balances.

Our expenses may remain constant or increase, even if net interest income from our portfolio of First Mortgage Notes decreases, causing our financial condition and results of operations to be adversely affected.

Costs associated with our business, such as rent, personnel salaries, real estate and personal property taxes, insurance, utilities, and corporate expenses, are relatively inflexible, generally do not decrease, and may increase as market conditions change. If we are unable to decrease our operating costs when our revenue declines, such as if we cannot collect the same level of net interest payments on the First Mortgage Notes, our financial condition, results of operations and ability to make distributions to our shareholders may be adversely affected.

We depend on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy our debt obligations and make distributions to our shareholders.

In order to maintain our qualification as a REIT, we are generally required under the Code to annually distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, as a REIT, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary financing to increase our lending capabilities, from operating cash flow. Consequently, we will have to rely on third-party sources to fund our capital needs, such as additional offerings of our equity securities. We may not be able to obtain the financing on favorable terms, in the time period we desire, or at all. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our current and expected future earnings; and

•	our cash flow and cash distributions.

            If we cannot obtain needed capital from third-party sources, we may not be able to increase our lending when strategic opportunities exist, satisfy our business obligations or make the cash distributions to our shareholders necessary to maintain our qualification as a REIT.

Uninsured losses or losses in excess of insurance coverage could materially and adversely affect our financial condition and results of operations.

Each Borrower is responsible for insuring the property which secures the First Mortgage Note against damage, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which we determine are sufficient to cover reasonably foreseeable losses, and naming us as an additional insured. However, material losses may occur in excess of insurance proceeds with respect to any property, and our Borrower may not have sufficient resources to fund such losses. Consequently, the First Mortgage Note could go into default, and we would have to foreclose on an abandoned, materially damaged or destroyed property with little or no value. In addition, our secured properties may be subject to certain types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. If our Borrower experiences a loss that is uninsured or that exceeds policy limits, we could lose all or a significant portion of the capital we have invested in the First Mortgage Note that is secured by such damaged property, as well as the anticipated future interest revenue of that First Mortgage Note, which could materially and adversely affect our financial condition and results of operations.

In the event we borrow money against our portfolio of First Mortgage Notes (leverage), this indebtedness will be secured not only by new First Mortgage Notes we purchase but also by existing First Mortgage Notes in our portfolio, which increases our risk of loss since if we default in repaying this debt, the lender might foreclose on the First Mortgage Notes. In addition, these commercial mortgages sometimes include technical default provisions that could cause us to be in default if the future value of the properties underlying the First Mortgage Notes decreases in value below a certain threshold.

While we do not currently have any debt, we have the authority in the future to borrow from a commercial lender funds that will be secured by our portfolio of First Mortgage Notes. While such borrowing will increase the funds we have available to purchase First Mortgage Notes and expand the value of our portfolio, such borrowing also would increase our risk of loss and the risk of loss to our shareholders since any default on such commercial loans could result in the loss of  all or a portion of our portfolio of First Mortgage Notes to the lender in foreclosure, any of which could have a material adverse effect on our performance. In addition, since many of these types of commercial loans include technical default conditions, such as a decrease in value of the properties underlying the First Mortgage Notes below a certain threshold, we might suffer risk of loss of all or part of our portfolio if property values decrease, any of which could have a material adverse effect on our performance.

Further, for tax purposes, a foreclosure of any of the assets held in our portfolio could be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the First Mortgage Notes. If the outstanding balance of the debt secured by the notes exceeds our tax basis in the notes, we would recognize taxable income on the foreclosure without accompanying cash proceeds, a circumstance which could hinder our ability to meet the REIT distribution requirements imposed by the Code. As a result, we may be required to identify and utilize other sources of cash for distributions to our shareholders of that income.

We are a "blind pool" because we have not identified any additional investments we will make with proceeds from this offering. Thus, you will not have the opportunity to evaluate your own investments before we market them, which makes your investment in our shares speculative.

We have not yet identified any investments that we may make in the future and we will not provide you with information to evaluate our investments prior to our acquisition of First Mortgage Notes, other than through our disclosures required by the rules of the SEC. We will seek to make substantially all of our investments in First Mortgage Notes. We may also, in the discretion of our Manager, invest in other types of real estate or in entities that invest in real estate. For a more detailed discussion of our investment policies, see the “Investment Objectives and Related Policies” section of this prospectus

If we, through BWC, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of BWC in selecting the First Mortgage Notes for our portfolio. Until we secure sufficient funding from this Offering to make First Mortgage Note investments, we will have no assets in our portfolio. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments, other than through our disclosures required by the rules of the SEC. Therefore, you will have to rely entirely on the ability of BWC and the oversight of our board of directors. We cannot be sure that BWC will be successful in obtaining suitable First Mortgage Notes for us to acquire. If we are unable to find suitable First Mortgage Notes,we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE

Our success depends on key personnel whose continued service is not guaranteed.

We depend on the efforts and expertise of our senior management team to manage our day-to-day operations and strategic business direction. We do not, however, have employment agreements with the members of our senior management team. Therefore, we cannot guarantee their continued service. The loss of their services and our inability to find suitable replacements could have an adverse effect on our operations.

Our Board may change significant corporate policies without shareholder approval.

Our investment, financing, and distribution policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, are determined by our Board. These policies may be amended or revised at any time and from time to time at the discretion of the Board without a vote of our shareholders. As a result, the ability of our shareholders to control our policies and practices is extremely limited. We could make investments and engage in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. In addition, our Board may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal and regulatory parameters. A change in these policies could have an adverse effect on our financial condition, results of operations, cash flows, and ability to make distributions to our shareholders.

We could increase the number of authorized shares of stock and issue stock without shareholder approval.

Subject to applicable legal and regulatory requirements, our charter authorizes our Board, without shareholder approval, to increase the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock and to set the preferences, rights and other terms of such classified or unclassified shares. As a result, we may issue series or classes of common stock or preferred stock with preferences, dividends, powers and rights, voting or otherwise, that are senior to, or otherwise conflict with, the rights of holders of our common stock. In addition, our Board could establish a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our shareholders may believe is in their best interests.

Provisions of our charter may limit the ability of a third party to acquire control of our company.

Our charter provides that no person may beneficially own more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value of the aggregate outstanding shares of our capital stock. These ownership limitations may prevent an acquisition of control of our company by a third party without our Board's approval, even if our shareholders believe the change in control is in their best interests.

Our rights and the rights of our shareholders to take action against our Officers and Directors is limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

Florida law provides that an Officer or Director has no liability in that capacity if he or she satisfies his or her duties to us and our shareholders. Upon completion of this offering, as permitted by Florida law, our charter will limit the liability of our President to us and our shareholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the Officer that was material to the cause of action adjudicated.

In addition, our charter will authorize us to obligate us, and our bylaws will require us, to indemnify our Officers and Directors for actions taken by them in those capacities to the maximum extent permitted by Florida law.  Accordingly, in the event that actions taken in good faith by our CEO or Directors impede the performance of our company, your ability to recover damages from such person will be limited. In addition, we will be obligated to advance the defense costs incurred by our Officer or Director with indemnification agreements, and may, in the discretion of our Manager, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Our officer and sole director face conflicts of interest related to the positions they holdwith affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.

Our executive officer and sole director is also and officer of BWC, our Manager, and other affiliated entities. As a result, this individual owes fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that she owes to our stockholders and us. Her loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of First Mortgage Notes from affiliated entities, (3) the timing and terms of the investment in a First Mortgage Note, and (4) compensation to our Manager and BWC, If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

RISKS RELATING TO OUR REIT STATUS

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders and materially and adversely affect our financial condition and results of operations.

Shareholders should be aware that qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:

•	we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the U.S. federal alternative minimum tax;

•	we could be subject to increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our stock. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our Class A Preferred Stock.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, taxes on net income from certain “prohibited transactions,” tax on income from certain activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. In addition, we could, in certain circumstances, be required to pay an excise or penalty tax (which could be significant in amount) in order to utilize one or more relief provisions under the Code to maintain our qualification as a REIT.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

In order to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains, each year to our shareholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders for a calendar year is less than a minimum amount specified under the Code.

We may be required to borrow funds to satisfy our REIT distribution requirements.

In order to maintain our qualification as a REIT and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, or the effect of non-deductible expenditures, such as capital expenditures, payments of compensation for which Section 162(m) of the Code denies a deduction, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or to sell equity securities in order to fund distributions required to maintain our qualification as a REIT.

Dividends payable by REITs generally do not qualify for reduced tax rates.

Certain dividends payable to individuals, trusts and estates that are U.S. shareholders, as defined in “Material U.S. Federal Income Tax Considerations” below, are currently subject to U.S. federal income tax at a maximum rate of 15% and are scheduled to be taxed at ordinary income rates for taxable years beginning after December 31, 2012. Dividends payable by us, however, are generally not eligible for the current reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITS, including our Class A Preferred Stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make and refrain from engaging in certain activities as discussed under “Material U.S. Federal Income Tax Considerations” below. Thus, compliance with the REIT requirements may hinder our performance.

In addition, if we fail to comply with certain asset ownership tests described under “Material U.S. Federal Income Tax Considerations,” below, at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

You may be restricted from acquiring or transferring certain amounts of our stock.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which we made a REIT election. To assist us in qualifying as a REIT, our charter contains an aggregate stock ownership limit of 9.8% and a common stock ownership limit of 9.8%. Generally, any shares of our stock owned by affiliated owners will be added together for purposes of the aggregate stock ownership limit, and any shares of common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit.

If anyone attempts to transfer or own shares of stock in a way that would violate the aggregate stock ownership limit or the common stock ownership limit, unless such ownership limits have been waived by our Board, or in a way that would prevent us from continuing to qualify as a REIT, those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate stock ownership limit or the common stock ownership limit. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares of stock in violation of the aggregate stock ownership limit or the common stock ownership limit, unless such ownership limit or limits have been waived by our Board, or in violation of the other restrictions on transfer or ownership in our charter bears the risk of a financial loss when the shares of stock are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in any of our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The ability of our Board to revoke our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

Our charter provides that our Board may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates and state and local taxes, which may have adverse consequences on our total return to our shareholders.

 RISKS RELATED TO THIS OFFERING

There is currently no public market for our Class A Preferred Stock, and we do not intend to create a public market for our shares in the future.

There has been and will be no public market for our shares of Class A Preferred Stock.  We do not intend to create a public market for our Class A Preferred Stock. Therefore, holders of our Class A Preferred Stock may be unable to liquidate their shares. An investment in Class A Preferred shares should be considered a long-term investment.

You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share redemption program upon 30 days’ notice. Redemption of shares, when requested, will generally be made quarterly. Redemptions will be funded solely from proceeds from maturing First Mortgage Notes. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any particular time or at all. Please see “Description of Shares — Share Redemption Program” for more information regarding our share redemption program.

Future offerings of debt securities, which would be senior to our common stock or preferred stock, or equity securities, which would dilute our existing shareholders and may be senior to our common stock and Class A Preferred Stock, may adversely affect the value of our Class A Preferred Stock.

In the future, we may attempt to increase our capital resources by offering debt or equity securities, including medium term notes, senior or subordinated notes and classes of preferred or common stock. Debt securities or shares of preferred stock will generally be entitled to receive interest payments or distributions, both current and in connection with any liquidation or sale, prior to the holders of our common stock. We are not required to offer any such additional debt or equity securities to existing  shareholders on a preemptive basis. Therefore, offerings of common stock or other equity securities may dilute the holdings of our existing shareholders, including holders of Class A Preferred stock. Future offerings of debt or equity securities, or the perception that such offerings may occur, may reduce the value our common stock and/or the distributions that we pay with respect to our Class A Preferred stock. Because we may generally issue any such debt or equity securities in the future without obtaining the consent of our shareholders, you will bear the risk of our future offerings reducing the value of our stock and diluting your proportionate ownership.

 Distributions to be made to holders of our Class A Preferred Stock may change or not occur, which could adversely affect the value and attractiveness of an investment in these shares.

While the Class A Preferred Shares are entitled to an annual preferred distribution of 8% of the amount invested, there is no assurance that we will generate sufficient cash flows from operations to pay these preferred distributions on a regular basis, if at all.  All distributions will be at the sole discretion of our Directors and will depend upon our actual and projected financial condition, results of operations, cash flows, liquidity, maintenance of our REIT qualification and such other matters as our Directors may deem relevant from time to time. Our Directors may change our distribution policy on 30 days’ notice. We may not be able to make distributions in the future or may need to fund such distributions from external sources, as to which no assurances can be given. In addition, we may choose to retain operating cash flow for investment purposes, working capital reserves or other purposes. We also are permitted to fund distributions from proceeds of this offering; any such distribution could constitute a return of capital.

We may not have available funds to satisfy permitted redemption requests from holders of Class A Preferred Stock, which could result in your having to hold your Class A Preferred Shares for an indefinite period of time.

There is no public market for our Class A Common stock. While holders of our Class A Preferred stock are entitled to request a redemption of their shares as set forth elsewhere in this Prospectus (see: Plan of Redemption), no assurance can be given that we will have available funds to redeem such shares. Therefore, holders of Class A Preferred Stock must consider an investment in the Class A Preferred shares as illiquid and to be held for an indefinite period of time.

We have Arbitrarily Determined the Offering Price of the Class A Preferred Shares, and they may not reflect the value of an investment in the Company.

Our Directors have arbitrarily determined the offering price of the Class A Preferred Shares. A prospective investor should not assume that the offering price bears any relationship to our assets, net worth, prospects or results of operations. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the securities offered hereby.

Our election to be treated as an Emerging Growth Company under the JOBS Act may result in our financial statements not being comparable to companies that comply with public company effective dates.

We are an emerging growth company under the JOBS Act. Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940. If we become an unregistered investment company, we will not be able to continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940 (1940 Act). Our intended investments in real estate mortgages will represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate related assets, such as mortgages, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in First Mortgage Notes or other real estate investments within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns. To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests  in assets that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance, dividend policy and results of operations contain forward-looking statements. Likewise, all our statements regarding anticipated growth in our portfolio from operations, acquisitions and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•
the factors included in this prospectus, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business and Properties;”

•	general economic, business and financial conditions, and changes in our industry and changes in the real estate markets in particular;

•	adverse economic and other developments in the Dallas-Fort Worth-Arlington area, where we have a high concentration of properties;

•	use of proceeds of this offering;

•	general volatility of the capital and credit markets;

•	changes in our business strategy;

•	defaults on First Mortgage Notes;

•	bankruptcy or insolvency of a Borrower

•	Increased operating costs;

•	declining real estate valuations;

•	availability, terms and deployment of capital;

•	our failure to obtain necessary outside financing;

•	our failure to generate sufficient cash flows to fund distributions to our shareholders;

•	our projected operating results;

•	our ability to manage our growth effectively;

•	our failure to successfully deploy capital into performing First Mortgage Notes;

•	estimates relating to our ability to make distributions to our shareholders in the future;

•	impact of changes in governmental regulations, tax law and rates and similar matters;

•	our failure to qualify as a REIT;

•	future terrorist attacks in the U.S.;

•	environmental uncertainties and risks related to natural disasters;

•	lack or insufficient amounts of insurance;

•	financial market fluctuations;

•	availability of and our ability to attract and retain qualified personnel;

•	retention of our senior management team;

•	our understanding of our competition;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	our ability to comply with the laws, rules and regulations applicable to companies and, in particular, mortgage finance companies.

For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus, except as required by applicable law.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $50,000,000 based on a fixed price of $100.00 per share of Class A Preferred stock, as set forth on the cover of this prospectus. We intend to use all of the net proceeds received from this offering to purchase First Mortgage Notes unless we determine in the future that we need to use some of the proceeds to fund distributions to our Class A stockholders.

DISTRIBUTION POLICY

We intend to continue to qualify as a REIT for U.S. federal income tax purposes. The Code generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, and imposes tax on any taxable income retained by a REIT, including capital gains.

To satisfy the requirements for qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular monthly distributions of all or substantially all of our REIT taxable income to holders of our Class A Preferred stock and common stock out of assets legally available for such purposes. We may use proceeds from this Offering to fund distributions, which could constitute a return of capital.

The Class A Preferred stock is entitled to receive preferred annual dividend distributions of 8% of the amount invested payable from “available cash” during each fiscal year continuing through dissolution and liquidation of the Company. We expect to make quarterly cash dividend distributions (or more or less frequently at the discretion of our board of directors), on the basis of our available net cash flow from operations. Any planned distribution amounts that are not paid in any period will be cumulated and carried over into future periods for payment from future available cash. Notwithstanding the foregoing, however, there is no assurance that we will generate sufficient cash flow from operations to make distributions on a periodic basis, if at all. As a result, the anticipated distributions to the holders of Class A Preferred stock do not represent guaranteed payments.

No distributions or dividends will be made to the holders of common stock until the holders of Class A Preferred stock have first received all cumulated preferred dividends. Thereafter, if declared by the board of directors, and subject to available net cash, the holders of common stock may receive distributions of dividends of all remaining cash flow in order to insure compliance with REIT status.

Our future distributions will be at the sole discretion of our Directors. When determining the amount of future distributions, we expect that our Directors will consider, among other factors, (i) the amount of cash generated from our operating activities, (ii) our expectations of future cash flows, (iii) our determination of near-term cash needs for future share repurchases, (iv) our ability to continue to access additional sources of capital, and (v) the amount required to be distributed to maintain our status as a REIT and to reduce any income and excise taxes that we otherwise would be required to pay.

If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, borrow funds, sell assets or reduce such distributions. Our distribution policy enables us to review the alternative funding sources available to us from time to time. Our actual results of operations will be affected by a number of factors including the interest revenues we receive from the outstanding First Mortgage Notes, our operating expenses, the ability of our Borrowers to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors”.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risks described in “Risk Factors” and elsewhere in this prospectus. Our results of operations and financial condition, as reflected in the accompanying financial statements and related notes, are subject to management’s evaluation and interpretation of business conditions, changing capital market conditions and other factors that could affect the ongoing viability of our tenants. You should read the following discussion with “Forward-Looking Statements,” “Our Business” and the financial statements and related notes included elsewhere in this prospectus. Throughout this “Management’s Discussion and Analysis of Financial Condition” section, dollars are presented in thousands, except per share amounts.

The following discussion and analysis relates to period from August 17, 2012 (inception) to October 31, 2012. No First Mortgage Notes were owned by us during that period. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included in this prospectus.

OVERVIEW

We were formed to acquire and manage a focused portfolio of First Mortgage Notes. We intend to operate as a real estate investment trust or REIT for Federal and state income tax purposes. We have initially focused on acquiring First Mortgage Notes in Florida and thereafter in Southern states.

Income Trust Manager LLC, our manager, has been retained to manage, for a fee, our day-to-day affairs, subject to the supervision of our board of directors.

Our goal is to purchase First Mortgage Notes principally on properties located in Florida and other Southern States, taking into consideration investment objectives and available funds. As of October 31, 2012, we had not acquired any First Mortgage Notes and do not intend to make any such acquisitions until we have sufficient funds available from this Offering.

We are planning to offer our Class A Preferred Stock pursuant to this Prospectus at such time that a registration statement is declared effective by the SEC.

Critical Accounting Policies and Estimates

General

The following disclosure pertains to accounting policies and estimates we believe are most “critical” to the portrayal of our financial condition and results of operations which require our most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

Regulation

The mortgage notes that will be in our portfolio are subject to various laws, ordinances and regulations. We believe we have all necessary permits to operate our business.

Emerging Growth Company Status

We are an emerging growth company under the JOBS Act. Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

General

Our principal demands for funds will be for the acquisition cost of First Mortgage Notes, for the payment of operating expenses, for the distribution of dividends, and for the payment of interest on outstanding indebtedness if we borrow or leverage funds from third parties. Generally, acquisition of First Mortgage Notes will be funded by this offering of our shares of Class A Preferred stock. However, there may be a passage of time between the sale of the Class A shares and our purchase of First Mortgage Notes, which may result in a delay in the benefits to Class A stockholders of dividends generated from the interest collected on First Mortgage Notes in our portfolio. Our Manager evaluates potential First Mortgage Note acquisitions. A First Mortgage Note will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an examination of the borrower, is successfully completed. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than First Mortgage Notes. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from the public or private offering of our equity or debt securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of  First Mortgage Notes, the maturity of First Mortgage Notes, as well as undistributed funds from operations. We anticipate that during the first year after commencing this Offering we will (i) acquire a limited number of First Mortgage Notes, and (ii) pay distributions to our stockholders, and each is expected to be funded mainly from proceeds of this Offering, cash flows from operating activities in the form of interest collected on performing First Mortgage Notes, and other external capital resources available to us.

If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

We believe that the proceeds from this Offering and anticipated interest income from First Mortgage Notes we will purchase will be sufficient to meet our liquidity needs for the foreseeable future.

Capital Resources.

 We expect to meet our short-term operating liquidity requirements generally through our net cash provided by interest income collected on performing First Mortgage Notes. We also expect that our First Mortgage Notes will generate sufficient cash flow to cover our operating expenses plus pay a quarterly distribution to our Class A Preferred shareholders. Operating cash flows are expected to increase as additional First Mortgage Notes are added to our portfolio.

We believe that we should put mortgage debt on or leverage our First Mortgage Notes at approximately 50% to 200% of their value, depending on market conditions at the time with commercial lenders. We also believe that we can borrow at the lowest overall cost of funds or interest rate by placing financing on the largest pool of First Mortgage Notes possible. Accordingly, such loans will generally be placed on a pool of First Mortgage Notes within a set time period after we have purchased them, and future advances by such lenders will be used to acquire more First Mortgage Notes, all of which will be subject to immediate security interests to such lenders.

Although these loans we could close would generally be non-recourse, occasionally, when it might be deemed to be advantageous, we may guarantee all or a portion of the debt on a full-recourse basis. Individual decisions regarding interest rates, loan-to-value, fixed versus variable-rate financing, maturity dates and related matters will often based on the condition of the financial markets at the time the debt is incurred, which conditions may vary from time to time.

Distributions will be determined by our board of directors with the advice of the Manager and are dependent on a number of factors, including the amount of funds available for distribution, flow of funds, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code, and other factors the board of directors may deem relevant.

Cash Flows from Investing Activities.

To date, we have not commenced operations and will not do so until we have sufficient proceeds from this Offering to begin purchasing First Mortgage Notes.

Effects of Transactions With Related and Certain Other Parties.

The Manager and its affiliates are entitled to reimbursement for general and administrative expenses of the Manager and its affiliates relating to our formation and administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates. From inception through October 31, 2012, our sole common stockholder, an affiliate of our CEO and sole director, has provided all funds used for the formation of the Company and undertaking of this Offering, which funds are shown as a loan from Shareholder on our Balance Sheet dated October 31, 2012. Moreover, the sole holder of common stock contributed $1,000 to our capital for 1,000 common shares.

Insurance

We carry comprehensive liability, fire, extended coverage, earthquake, terrorism and rental loss insurance covering our business and operations, and we require that each borrow have similar insurance, naming us additionally as insured, on each property that secures a First Mortgage Note. We believe the policy specifications and insured limits are appropriate given the relative risk of loss, the cost of the coverage and industry practice and, in the opinion of our management, our assets are adequately insured. See “Risk Factors—Risks Relating to Our Business.”

Competition

In seeking new investment opportunities, we compete with other real estate investors, including individual and corporate “hard money” lenders to Borrower investors, pension funds, insurance companies, foreign investors, real estate partnerships, other lenders, private individuals and other real estate companies, some of which have greater financial resources than we do. There can be no assurance that we will be able to successfully compete with such entities in making first mortgage note loans in the future.

Our business is inherently competitive. Lenders compete on the basis of location, visibility, quality and aesthetic value of real estate properties, property values, strength of investors, volume of loans, market rates of interest, and other factors. These factors combine to determine the level of lending activity and interest rates that we are able to achieve on our First Mortgage Notes. To remain competitive, we evaluate all of the factors affecting our prospective loans and try to position our market them accordingly. We believe the principal factors that prospective Borrowers consider in making their borrowing decision include:

Availability of Funds;

Underwriting process;

Rate of interest;

Loan terms;

Closing costs;

Speed of closing;

Experience of the lender;

Ongoing relationship with the lender.

Based on these factors, we believe that the experience of BWC as well as the overall quality and attractiveness of our First Mortgage Note terms and conditions enable us to compete effectively for borrowers in our lending markets. Because our revenue potential may be linked to the success of our borrowers, we indirectly share exposure to the same competitive factors that our borrowers experience in their respective markets when trying to attract future renters and/or buyers of their properties.

Employees

As of October 31, 2012, we had one employee, our CEO, Lindsay T. Parrett, who receives no compensation. We don’t need other employees since our business is managed by our Manager, and all of our First Mortgage Notes are originated and serviced by BWC.

Legal Proceedings

From time to time, we might become party to various lawsuits, claims for negligence and other legal proceedings that arise in the ordinary course of our business. Neither we, our Sole Officer and Director, our Manager, nor BWC, are currently a party, as plaintiff or defendant, to any legal proceedings .

MANAGEMENT

Directors and Executive Officers

The next annual meeting of our shareholders after this offering will be held in 2013.

Certain information regarding our sole executive officer  is set forth below:

Name (Age)	Position
Lindsay T. Parrett (51)	Chief Executive Officer, Chief Financial Officer, Sole Director

The following is a biographical summary of the experience of our Director and Executive Officer.

Lindsay Parrett, CEO, has over 25 years of experience in corporate finance, mortgage banking and the real estate investing industry.  She has served as CFO for BridgeWell Capital LLC from 2008 to the present.  BridgeWell Capital is a licensed mortgage lender that specializes in providing bridge loans to real estate investors.  From 1996 to 2008, Ms. Parrett served as CFO to Investors Mortgage Lending, one of the nation’s leading bridge lenders for residential real estate investors. She was a key member of the start-up team and for continuing operations was responsible for regulatory compliance, tax reporting, internal audit and accounting procedures, financial modeling, analysis and forecasting.

Ms Parrett worked for Darden restaurants from 1989 to 1996.  She started as an investment analyst, was promoted to manager of Government Relations and then completed her career with Darden as Manager of New Business Development.  In these capacities, she analyzed the viability of prospective restaurant sites and developed successful new branding and store concept, utilizing market research, strategic planning and marketing. Lindsay Parrett was a registered lobbyist in the State of Florida where she analyzed legislative initiatives at both federal and state levels, developed strategic action plans, and quantified legislative impacts.

Ms. Parrett also apprenticed at the major Fixed Income Sales & Trading desks on the trading floor of Goldman Sachs in 1986. Lindsay Parrett is currently Federally registered and licensed as a Loan Originator and also holds a Real Estate Sales license in the State of Florida.

Ms. Parrett graduated from Harvard Business School with a Masters in Business Administration in 1987. The concentration of her MBA from Harvard was in Finance. She received her B.A. degree in History in 1983 from Trinity College, Hartford, Connecticut. She is married to John E. Parrett and has two children.

Executive Compensation

We have no employees, and our sole executive officer will not receive any compensation from us for her services as such officers. Our executive officer is an officer of one or more of our affiliates, and she will be compensated by those entities, in part, for their services rendered to us.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of October 31, 2012, regarding the number and percentage of shares beneficially owned by: (i) each director; (ii) each named executive officer; (iii) all directors and executive officers as a group; and (iv) any person known to us to be the beneficial owner of more than 5% of our outstanding shares. The percent of the Class A Preferred Stock and Common Stock before this offering is based on 0 shares of Class A Preferred Stock and 1,000  shares of Common Stock outstanding as of October 31, 2012, for each person, the number of shares that person has the right to acquire within 60 days after such date. The percent of the total preferred stock after this offering also includes as outstanding the 500,000  shares of Class A Preferred Stock to be sold in this offering, As of  October 31, 2012, we had one (1) shareholder of record.

	Class A Preferred Stock		Common Stock
Name and Address of Beneficial Owner	Number of Shares	Percent Before Offering	Number of Shares	Percent Before Offering

Lindsay T. Parrett Revocable Trust	0	0	1,000	100

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have agreed to various arrangements with Income Trust Manager LLC, our Manager, and other affiliates of our CEO, Lindsay T. Parrett, with respect to the services to be performed in connection with our business and operations. These arrangements will result in the payment of certain fees and expenses to the affiliates of Mrs. Parrett and indirectly to Mrs. Parrett.

Manager. The Lindsay T. Parrett Revocable Trust, which is owned by our CEO, Lindsay T. Parrett, beneficially owns 100% of the membership interests of our Manager, Income Trust Manager LLC, and all 1,000 off the issued and outstanding shares of our common stock. Thus, Mrs. Parrett effectively has direct control of the Company both as holder of voting shares but also as sole director and the control person of our Manager. Our Manager receives $1,000 per month in fees for its services. In terms of our management, the Manager shall have all necessary powers to manage and carry out our purposes, business and affairs, including securing the services of outside professionals and service providers, such as BridgeWell Capital LLC (BWC) which is owned 100% by Mrs. Parrett. BWC also is run on a day to day basis by John E. Parrett, husband to Lindsay Parrett. In this regard, the Manager has the fiduciary responsibility to safeguard our assets. Notwithstanding our Manager’s obligations, the Manager is only required to devote such time, effort and skill that the Manager deems reasonably necessary for the conduct of our business and operations. Further, the Manager is permitted to engage in other business activities that are related to or competitive with the Fund’s business activities.

The policies with respect to proposed transactions between us and our Manager and any other Affiliates of Mrs. Parrett may be changed only if, as, and when approved by our board of directors

BridgeWell Capital LLC

BridgeWell Capital LLC (“BWC”), the entity which will originate and service the First Mortgage Notes for us, is owned 100% by Mrs. Parrett and is operated by her husband, John E. Parrett. Mr. Parrett is the CEO of BWC. BWC was organized in the State of Florida in 2008 and is a federally-licensed and Florida state-licensed mortgage lender. BWC makes mortgage loans primarily to real estate dealers/investors (Borrowers) on a short-term basis (1 to 5 year terms). Once it originates these notes, BWC sells the notes to private investors, who hold those loans and collect principal and interest until payoff at maturity. BWC typically services these notes/mortgages for the holders for an annual fee of up to 3% of the loan amount; however, the annual fee to service our First Mortgage Notes will not exceed 2% of the loan amount.

We will be buying our First Mortgage Notes from BWC. In the context of the purchase of such First Mortgage Notes, we may purchase these notes from BWC only if, at the time of purchase, the Borrower is not in default under the mortgage note, the mortgage note is secured by a first priority mortgage, the loan to value ratio is no greater than 70%, and the price of the Mortgage Note is par or a discount to par.

As a licensed mortgage lender, BWC operates in a highly regulated industry, with significant ongoing accountability to various governing bodies. BridgeWell Capital LLC is regulated in the State of Florida by the Office of Financial Regulation under the Department of Banking and Finance, subjecting it, among other things, to regular onsite examinations, reviews of its advertising, strict record maintenance, and financial reporting, including annual financial statements and quarterly activity reports.

BWC, pursuant to a Master Note Servicing Agreement with the Company, a copy of which is attached to this prospectus as an exhibit, will originate all First Mortgage Notes we intend to purchase and hold. In addition, BWC will service our entire First Mortgage Note portfolio. BWC will receive an annual fee not to exceed 2% of the total principal balance of performing notes (those not in default), payable monthly as interest payments are collected from borrowers.

Office Sublease

We sublease our office space from BWC for no rent for the use of approximately 100 square feet of space in one private office. The sublease includes all utilities, telephones, and internet access as well as use of all common areas and conference rooms, as needed.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Florida law for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information. ”

General

Our charter provides that we may issue up to 10,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, no par value, 500,000 of which have been designated as Class A Preferred Stock. Upon completion of this offering, 500,000 shares of Class A Preferred Stock and 1,000 shares of Common Stock will be issued and outstanding. Our Manager, without any action on the part of our shareholders, may authorize the issuance of common or preferred stock, may establish the terms of any stock to be issued, and may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series. Under Florida law, our shareholders generally are not personally liable for our debts and obligations solely as a result of their status as shareholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to our charter restrictions on the transfer and ownership of our stock and the preferential rights of holders of any other class or series of our stock, distributions may be made to the holders of our common stock if, as, and when authorized by our Manager out of funds legally available therefore. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of, or adequate provision for, all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our charter restrictions on the transfer and ownership of our stock. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Except as may be provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. Except as required under Florida law, holders of all classes of our common stock will vote together as a single class.

               Under Florida law, a Florida corporation generally cannot amend its charter, consolidate, merge, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by our board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Florida corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matters. As permitted by Florida law, our charter provides that any of these actions may be approved by the affirmative vote of a majority of all the votes entitled to be cast with respect to such matters. In addition, all other matters to be voted on by shareholders, must be approved by a majority of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Preferred Stock

The preferences, privileges, restrictions and rights granted to or imposed on the respective series of Preferred Shares are as follows:

(a) The preferred shares may be issued from time to time in series. The shares of each such series shall be subject to the provisions of the Articles of Incorporation, and additional provisions with respect to each such series as shall be fixed by the board of directors.

(b) All preferred shares of each series shall be of equal rank and identical, except as fixed by the board of directors. Each share of each series shall be identical in all respects with the other shares of such series, except the date from which dividends thereon shall be cumulative, if such dividends are cumulative.  The board of directors is authorized and required to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series, including but not limited to:

i. The distinctive designation of all series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the board of directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the board of directors;

ii. The annual rate of dividends payable on the shares of all series, the date from which dividends shall be cumulative, on all shares of any series issued prior to the record date for the first dividend on shares of such series and the dividend rights applicable to the shares of all series;

iii. The redemption price or prices, if any, for the shares of each, any or all series;

iv. The obligation, if any, of the corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;

v. The amount payable on shares of each series in the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation;

vi. The right, if any, of the holders of shares of each series to convert such shares into common shares and the terms and conditions of such conversion; and,

vii. Any voting rights in respect of matters other than those for which voting rights are specifically provided herein, and any other preferences, and relative, participation, optional, or any other special rights, qualifications limitations, or restrictions.

Designation of Class A Preferred Shares

We have established a series of Preferred Stock that is designated Class A Preferred Stock (hereinafter called the “Class A Preferred Shares”) and that have the following terms:.

A. Number. The number of shares of this Series shall be 500,000. Each Class A Preferred Share shall have a prescribed price of $100.

B. Dividends.

(a) The holders of record of Class A Preferred Shares shall be entitled to receive, when and as declared by the Directors in accordance with the terms hereof, out of any assets or funds of the Company at the time legally available for the payment of dividends under the laws of the State of Florida, dividends at the rate of eight percent (8%) per annum of the par value thereof, payable quarterly on dates to be fixed by the Board of Directors of the Corporation (the “Quarterly Dividend Payment Date”). No dividends shall be paid upon the Common Stock in any fiscal year unless and until in the same fiscal year of payment, the Board of Directors shall have declared and paid or set aside for payment upon the Class A Preferred Stock, a dividend amount of eight percent (8%) per annum. Dividends on the Class A Preferred Stock shall be cumulative so that, if in any quarterly dividend period or periods, dividends on the outstanding Class A Preferred Stock at the rate of eight percent (8%) of the par value thereof per annum shall not have been paid or set apart for payment, the deficiency shall be paid or set apart for payment, but without interest, before any distribution, whether by way of dividends or otherwise, shall be declared or paid upon or set apart for the Common Stock, or any other stock of the corporation except stock having a preference over or being on a parity with the Class A Preferred Stock.

The term "accrued" as hereinafter applied to dividends on the Series A Preferred Stock shall mean the amount which shall be equal to the sum of all accumulated dividends as set forth in this paragraph, from the date from which such dividends shall have become cumulative, but without interest thereon, less the aggregate amount of all cumulative dividends theretofore paid or declared or set apart for payment on the Class A Preferred

(b) Dividends shall begin to accrue and be cumulative on outstanding Class A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Class A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of Class A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

C. Redemption by Corporation. The Class A Preferred Shares may be redeemed, in whole or in part, at the option of the corporation, by the vote of the board of directors, at a price equal to the sum of one hundred percent (100%) of the par value, plus an amount equal to dividends accrued thereon up to the date of redemption, upon the following additional conditions:

(a) If less than all of the Class A Preferred Shares are to be redeemed, redemption shall be made in such amount and by such method, either by lot or by pro rata, and subject to such provisions of convenience, as shall from time to time be determined by the board of directors.

(b) Notice of any proposed redemption shall be mailed by the corporation, postage prepaid, not less than twenty (20) days, nor more than fifty (50) days, prior to the date fixed for redemption, to each holder of record of such preferred shares to be redeemed at his address as the same shall appear on the books of the corporation. The notice of redemption shall state the date fixed for redemption, the redemptive price and the place at which the shareholders may obtain payment of the redemptive price upon surrender of their respective share certificates.

(c) If the corporation shall deposit on or prior to the date fixed for the redemption of any such preferred shares, with one or more banks or trust companies, as a trust fund for the benefit of the respective holders of such preferred shares to be redeemed, a sum sufficient to redeem such preferred shares called for redemption with irrevocable instructions and authority to any one of such depository banks or trust companies to deliver, in the name of the corporation, the notice of redemption thereof (or to complete such delivery if theretofore commenced) and to pay on or after the date fixed for such redemption, to the respective holders of such preferred shares, as evidenced by a list of such holders certified by the president or vice-president and the secretary or any assistant secretary, the redemption price thereof upon the surrender of the certificates representing the Class A Preferred shares so called for redemption, then from and after the time of such deposit (although prior to the date fixed for redemption) such Class A Preferred shares so called for redemption shall be deemed to be redeemed. Dividends on those shares shall cease to accrue after the date fixed for redemption, and the deposit shall be deemed to constitute full payment of the Class A preferred shares to the respective holders thereof. The Class A Preferred shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be stockholders with respect to such preferred shares and shall have no rights with respect thereto, except only the right to receive from such bank or banks or trust company or companies payment of the redemption price of such preferred shares without interest, upon surrender of the certificates representing the preferred shares called for redemption.  Money deposited for redemption and unclaimed at the end of six (6) years shall be repaid to the corporation; and, thereafter, the holders of the Class A Preferred shares called for redemption shall look only to the corporation for payment.

(d) No redemption or purchase of any Class A Preferred Shares shall be made unless full cumulative dividends, if any, on all such shares then outstanding which are not to be redeemed or purchased, to the end of the then current dividend period, shall have been paid or declared and set apart for payment and unless funds sufficient to meet all matured obligations of the corporation with respect to all sinking funds or retirement funds for all Class of preferred shares have been set aside.

(e) All Class A Preferred shares acquired or redeemed through the operation of any sinking fund or retirement funds, or voluntarily redeemed, shall be retired and canceled, and none of the shares shall thereafter be reissued.

D. Redemption by Stockholder. Holders of Class A Preferred Stock can request a redemption of their Class A Shares by sending a written notice to the Corporation indicating the number of Class A Shares they wish the Corporation to redeem. Redemption requests will be collected by the Corporation during each month and satisfied, provided funds are available, by the 90th day following the first day of the month commencing after the Corporation’s receipt of the notices from Class A Shareholders. All redemption requests will be given the same priority as other redemption requests received by the Corporation in any given month.

A shareholder seeking redemption of his Class A Shares shall pay to the Corporation a redemption fee equal to 7% of the redemption amount after the 1st year of ownership of Class A Shares, 6% of the redemption amount after the 2nd year of ownership of Class A Shares, and 5% of the redemption amount for all subsequent years. This fee may be entirely or partially waived at the sole discretion of the Board of Directors.

Funds available to satisfy redemption requests will be obtained by the Corporation solely from collections from any Note Maturities (any First Mortgage Notes that have been satisfied). In the event that funds collected from Note Maturities are inadequate to meet all the redemption requests prior to the end of the applicable 90-day period, then the Corporation will have such additional time as reasonably necessary to secure additional Note Maturities in order to pay the redemption amounts without causing any damage to the Corporation or its investments or its other stockholders. The Board of Directors shall have complete discretion to do what it believes is in the best interests of the Corporation, its investments, and all other shareholders not requesting redemption.

In the event that some First Mortgage Notes became non-performing and the Corporation must write down the value of such loans on the books of the Corporation, or if for other reasons, in the reasonable judgment of the Board of Directors, the Corporation’s assets have a liquidation value of less than book value, then the Board of Directors, in its sole discretion, may withhold a portion of a stockholder’s redemption payment until final liquidation of the Corporation in an amount that would sufficiently cover an estimated shortfall.

E. No Conversion. The Class A Preferred Shares shall not be convertible into common Stock.

F. Dissolution. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of the common shares, the holders of the Class A Preferred Shares shall be entitled to be paid in full an amount equal to $100 per Class A Preferred Share together with accrued dividends to such distribution payment date, whether or not earned or declared.

If, on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the assets of the corporation are insufficient to permit full payment to the Class A Preferred shareholders as herein provided, then the holders of Class A Preferred Shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

If, on any liquidation, dissolution or winding up of the affairs of the corporation, payment shall have been made in full to the holders of the Class A Preferred Shares, then the remaining assets and funds of the corporation shall be distributed ratably to the holders of the common shares of the corporation.

Neither the consolidation or merger of the corporation, nor the lease or conveyance of all or substantially all of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section.

G. Voting Rights. Except as otherwise provided by the laws of the State of Florida, the holders of the Class A Preferred shall have no voting power.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to the issuance of shares of each class or series, our Board of Directors is required by Florida law and by our charter to set, subject to our charter restrictions on transfer and ownership of shares of stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our Board of Directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our shareholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our Board of Directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which our securities may be listed or traded. Therefore, our Directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our shareholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, after the amendment and restatement of our charter and subject to the exceptions and the constructive ownership rules described below, no person may beneficially or constructively own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of our common stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our outstanding stock or less than 9.8% in value or number of our outstanding shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity could, nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially in excess of 9.8% in value of our outstanding stock or 9.8% in value or number of our outstanding shares of common stock.

In addition to the ownership limits, our charter prohibits any person from actually or constructively owning shares of our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such. Our charter also prohibits any person from beneficially owning shares of our stock to the extent that such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code, without regard to whether the ownership interest is held during the last half of a taxable year.

Our Directors may, in their sole discretion, exempt a person from the ownership limits and certain other limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for any such person. However, the Directors may not exempt any person whose ownership of our outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the Directors for an exemption, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of our stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must agree that any violation or attempted violation of such representations or undertakings will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, our Directors may require an opinion of counsel or IRS ruling satisfactory to our Board with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver.

In connection with the waiver of the ownership limits or at any other time, our Board of Directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter further prohibits:

•
any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock if such ownership would result in our failing to qualify as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if there is any purported transfer of our stock or other event that, if effective, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our charter, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to Florida law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our Board determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our Board will take such action as it deems advisable to refuse to give effect to or to prevent such violation, including, but not limited to, causing the company to redeem shares of common stock or preferred stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the shareholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

All certificates representing shares of capital stock, if any, will bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the shareholders.

Transfer Agent and Registrar.
We will not have an independent transfer agent. The registrar for our shares of common stock will be our Manager, Income Trust Manager LLC.

CERTAIN PROVISIONS OF FLORIDA LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Florida law and of our charter and bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Florida law for a more complete understanding of these provisions. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called by our Board of Directors. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders to act on any matter that may properly be considered at a meeting of shareholders shall be called by the secretary of the corporation upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting.

Action by Shareholders

Our charter provides that shareholder action can be taken at an annual or special meeting of shareholders or by written consent in lieu of a meeting only if it is approved unanimously. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of shareholders and the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal.

Advance Notice Provisions for Shareholder Proposals

Our bylaws provide that, with respect to an annual meeting of shareholders, the proposal of business to be considered by shareholders may be made only (i) by or at the direction of the Board of Directors or (ii) by a shareholder who was a shareholder of record both at the time of giving of notice by such shareholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by our bylaws. With respect to special meetings of shareholders, only the business specified in the notice of the meeting may be brought before the meeting.

The purpose of requiring shareholders to give us advance notice of business is to afford our Directors a meaningful opportunity to consider the advisability of any proposed business and, to the extent deemed necessary or desirable by our Directors, to inform shareholders and make recommendations about such qualifications or business. Although our bylaws do not give our Directors any power to disapprove shareholder proposals recommending certain action, they may have the effect of precluding the consideration of shareholder proposals if proper procedures are not followed or to approve its own proposal without regard to whether consideration of such proposals might be harmful or beneficial to us and our shareholders.

Approval of Extraordinary Corporate Actions, Amendment of Charter and Bylaws

Under Florida law, a Florida corporation generally cannot amend its charter, consolidate, merge, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by our Directors and approved by the affirmative vote of at a majority of the votes entitled to be cast with respect to such matter.

Our Directors have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, except the following bylaw provisions, each of which may be amended only with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of our common stock:

•	provisions opting out of the control share acquisition statute; and

•
provisions prohibiting our Directors without the approval of a majority of the votes entitled to be the cast by holders of outstanding shares of our common stock, from revoking altering or amending any resolution, or adopting any resolution inconsistent with any previously-adopted resolution of our Directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the FBCA.

In addition, any amendment to the provisions governing amendments of our bylaws requires the approval of a majority of the votes entitled to be cast by the holders of outstanding shares of our common stock.

No Shareholder Rights Plan

We have no shareholder rights plan. In the future, we do not intend to adopt a shareholder rights plan unless our shareholders approve in advance the adoption of a plan or, if adopted by our Directors, we submit the shareholder rights plan to our shareholders for a ratification vote within 12 months of adoption or the plan will terminate.

Interested Officer Transactions

Pursuant to the Florida Business Corporation Act (FBCA), a contract or other transaction between us and our Directors or between us and any other corporation or other entity in which any executive Officer is a director or has a material financial interest is not void or voidable solely on the grounds of such common  management or interest, the presence of such directors at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the Director’s  vote in favor thereof, if:

•
the fact of the common management  or interest is disclosed to our shareholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote, excluding votes cast by the interested Directors or corporation or other entity; or

•	the transaction or contract is fair and reasonable to us.

Indemnification and Limitation of Directors’ and Officers’ Liability

Florida law permits a Florida corporation to include in its charter a provision limiting the liability of its officer to the corporation and its shareholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Florida law.

Our charter authorizes us, to the maximum extent that Florida law in effect from time to time permits, to obligate us to indemnify any officer or any individual who, while  an officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or  reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the fullest extent permitted by Florida law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or  reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any Director who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a Director of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any officer, employee or agent of our company or a predecessor of our company.

The FBCA requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify the officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The FBCA permits a corporation to indemnify its present and former officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the officer had reasonable cause to believe that the act or omission was unlawful.

However, under the FBCA, a Florida corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the officer is fairly and reasonably entitled to indemnification, even though the officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the FBCA permits a corporation to advance reasonable expenses to  an officer upon the corporation’s receipt of:

•	a written affirmation by the officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the officer or on the officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the officer did not meet the standard of conduct.

                Insofar as the foregoing provisions permit indemnification of officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnification agreements with our executive officer whereby we indemnify the executive officer and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if the executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Florida law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer.

REIT Qualification

              Our charter provides that our Board may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary addresses U.S. federal income tax considerations related to our election to be subject to taxation as a REIT and the ownership and disposition of our Class A Preferred Stock that we anticipate being material to holders of our Class A Preferred Stock. This summary does not address any foreign, state, or local tax consequences of holding our Class A Preferred Stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. Prospective purchasers of our Class A Preferred Stock are urged to consult their tax advisors prior to any investment in our Class A Preferred Stock concerning the potential U.S. federal, state, local, and  foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our company” refer to BridgeWell Income Trust Inc.

Taxation of our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. Subject to the discussion below under “Qualification as a REIT—Annual Distribution Requirements” regarding the closing agreement that we have requested from the IRS, we believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2013, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for federal income tax purposes.

Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Code. Accordingly, no assurance can be given that we have satisfied or will satisfy such requirements.

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our shareholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our shareholders. We intend to make distributions to our shareholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “Qualification as a REIT—Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax;”

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•
We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business, other than foreclosure property) unless the gain is realized in a “taxable REIT subsidiary,” or TRS, or such property has been held by us for two years and certain other requirements are satisfied;

•
If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•
If we fail to satisfy any of the asset tests, other than the 5% or the 10% asset tests that qualify under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “—Qualification as a REIT—Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•
If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “—Qualification as a REIT—Income Tests” and “—Qualification as a REIT—Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% excise tax if certain distribution requirements are not satisfied;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements;”

•
If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•
We will be required to pay a 100% tax on any re-determined rents, re-determined deductions, and excess interest. In general, re-determined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by one of our TRSs. Re-determined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by our TRSs or any other subsidiaries that are taxable as C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT and such election has not been terminated or revoked, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements, and (vi) that meets the additional requirements discussed below.

Ownership Tests

In order to qualify as a REIT, commencing with our second REIT taxable year, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.

              We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

(1) First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other corporations, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

(2) Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax to the extent we fail to meet the 75% or 95% gross income tests.

Foreclosure property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a mortgage loan held by the REIT and secured by the property, (2) for which the related loan was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. BORROWERs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Qualified temporary investment income. Income derived from certain types of temporary stock and debt investments made with the proceeds of this offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following this offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Asset Tests

At the close of each quarter of each taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRSs cannot represent more than 25% of our total assets. Although we intend to meet these asset tests, no assurance can be given that we will be able to do so. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital. “Real estate assets” include our investments in stocks of other corporations but do not include stock of any real estate company, or other company, that does not qualify as a REIT (unless eligible for the special rule for temporary investment of new capital).

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than the first calendar quarter, we will not lose our REIT status if one of the following exceptions applies:

•
We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:

•
De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•
General Exception: All of the following requirements are satisfied: (i) the failure is not due to the above de minimis Exception, (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “—Taxation of Our Company.”

Annual Distribution Requirements

In order to qualify as a REIT, each taxable year we must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Subject to certain requirements, we may satisfy our distribution requirement by paying a taxable stock dividend.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential” within the meaning of the Code. A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every shareholder of a class of stock with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

Pursuant to an IRS ruling, the prohibition on preferential dividends does not prohibit corporations from offering shares under a distribution investment plan at discounts of up to 5% of fair market value, but a discount in excess of 5% of the fair market value of the shares would be considered a preferential dividend

Preferential dividends could include certain share repurchases that are taxed to the selling shareholder in the same manner as a regular distribution (e.g., as a taxable dividend to the extent paid out of earnings and profits), rather than as a sale or exchange.

We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each shareholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each shareholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each shareholder’s basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We intend to distribute any non-REIT earnings and profits that we accumulate before the end of any taxable year in which we accumulate such earnings and profits.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our shareholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction, and individual, trust and estate shareholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code, through the end of 2012. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our shareholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transaction Tax

Any gain realized by us on the sale of any property held (other than foreclosure property) as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our subsidiary entities, if any, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a “safe harbor” pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We generally do NOT intend to hold properties for investment, but, our Manager may determine that certain real estate properties would have substantial value to us to purchase, hold, and resell. There can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from certain of our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if a REIT owns 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. To the extent we might own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

Investments in Certain Debt Instruments

Our principal business is to acquire mortgage-secured bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, under recently issued IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. Even if a loan is not secured by real property, or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Under recently issued guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. The value of this guidance may be limited, however, because appreciation in the value of the real property collateral (and loan value) could give rise to a nonqualifying asset.

The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Taxation of U.S. Shareholders

The term “U.S. shareholder” means an investor in our Class A Preferred Stock that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

In addition, as used in the Code,  the term U.S. shareholder does not include any entity that is subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and  foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who mark-to-market our Class A Common Stock; (vii) subchapter S corporations; (viii) U.S. shareholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our Class A Common Stock through the exercise of employee stock options or otherwise as compensation; (xi) persons holding shares of our Class A Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our Class A Common Stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our stock. If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership. This summary assumes that shareholders hold our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate shareholders. Our ordinary dividends generally will not qualify as “qualified dividend income” currently taxed as net capital gain for U.S. shareholders that are individuals, trusts, or estates. However, provided we properly designate the distributions, distributions to U.S. shareholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. shareholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations during the taxable year, and (ii) our undistributed earnings or built-in gains taxed at the corporate level during the immediately preceding year. We do not anticipate distributing a significant amount of qualified dividend income.

The discussion in this section applies equally to distributions payable in cash and taxable stock distributions. Under IRS Revenue Procedure 2010-12, we may distribute taxable dividends that are partially payable in cash and partially payable in our stock in order to meet the annual REIT distribution requirements. The Code also provides that certain other distributions payable in stock will be treated as taxable stock dividends. In addition, shares acquired through a distribution Borrower investment plan are treated as taxable stock dividends. Taxable U.S. shareholders receiving taxable dividends of stock will be required to include as dividend income the fair market value of the stock received plus any cash or other property received in the distribution, to the extent of the REIT’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. shareholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. shareholder’s stock. To the extent a return of capital distribution exceeds a U.S. shareholder’s tax basis in its stock, the distribution will be taxable as capital gain realized from the sale of such stock.

Dividends declared by us in October, November or December and payable to a shareholder of record on a specified date in any such month shall be treated both as paid by us and as received by the shareholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to corporations if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, shareholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. shareholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our shareholders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year as we may designate. A U.S. shareholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the shareholder. The U.S. shareholder’s basis in its stock would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. shareholder’s long-term capital gains.

Passive Activity Loss and Investment Interest Limitations; No Pass Through of Losses

Our distributions and gain from the disposition of our Class A Preferred Stock will not be treated as passive activity income and, therefore, U.S. shareholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. shareholders, our distributions (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our Class A Common Stock (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. shareholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. shareholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sale or Disposition of Stock

In general, any gain or loss realized upon a taxable disposition of shares of our Class A Preferred Stock by a shareholder that is not a dealer in securities will be a long-term capital gain or loss if the stock has been held for more than one year and otherwise will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the stock by a shareholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our Class A Preferred Stock may be disallowed if the taxpayer purchases other shares of our common stock within 30 days before or after the disposition.

Medicare Tax on Unearned Income

For taxable years beginning after December 31, 2012, certain U.S. shareholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax (the “Medicare Tax”) on, among other things, certain dividends on and capital gains from the sale or other disposition of stock. U.S. shareholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of the Medicare Tax on their ownership and disposition of our Class A Common Stock.

Taxation of U.S. Tax-Exempt Shareholders

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our Class A Preferred Stock, a tax-exempt shareholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our stock.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt shareholder or gains from the disposition of our Class A Preferred Stock held as capital assets generally will not constitute UBTI unless the exempt organization’s stock is debt-financed property (e.g., the shareholder has incurred “acquisition indebtedness” with respect to such stock). However, if we are a “pension-held REIT,” this general rule may not apply to distributions to certain pension trusts that are qualified trusts (as defined above) and that hold more than 10% (by value) of our stock. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of non-U.S. shareholders, such as nonresident alien individuals, foreign corporations, and  foreign trusts and estates (“non-U.S. shareholders”), are complex. This section is only a partial discussion of such rules. This discussion does not attempt to address the considerations that may be relevant for non-U.S. shareholders that are partnerships or other pass-through entities, that hold their Class A Preferred Stock through intermediate entities, that have special statuses or that otherwise are subject to special rules. Prospective non-U.S. shareholders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and  foreign income tax laws on their ownership of our Class A Preferred Stock, including any reporting requirements.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates do not apply to dividends from corporations or are available in limited circumstances. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates (in the same manner as U.S. shareholders are taxed on distributions) and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. shareholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder (including any portion of any dividend that is payable in our stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” unless either (i) a lower treaty rate or special provision of the Code (e.g., Section 892) applies and the non-U.S. shareholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. shareholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

A non-U.S. shareholder generally will not incur tax on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a “United States real property interest” if the excess portion of the distribution does not exceed the adjusted basis of the non-U.S. shareholder’s stock. Instead, the excess portion of the distribution will reduce the adjusted basis of the stock. However, a non-U.S. shareholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. shareholder’s adjusted basis in the stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may file a U.S. federal income tax return and obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a “United States real property interest” nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the  foreign Investment in Real Property Tax Act of 1980, or FIRPTA, regardless of whether we designate such distributions as capital gain distributions. The term “United States real property interests” includes interests in U.S. real property and stock in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We generally must withhold 35% of any distribution subject to these rules (“35% FIRPTA Withholding”). A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

A non-U.S. shareholder that owns no more than 5% of our Class A Common Stock at all times during the one-year period ending on the date of a distribution will not be subject to FIRPTA, branch profits tax or 35% FIRPTA Withholding with respect to a distribution on Class A Common Stock that is attributable to gain from our sale or exchange of United States real property interests, provided that our Class A Common Stock continues to be regularly traded on an established securities market in the United States. Instead, any such distributions made to such non-U.S. shareholder will be subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each distribution (unless reduced by treaty).

Distributions that are designated by us as capital gain dividends, other than those attributable to the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•
such distribution is effectively connected with the non-U.S. shareholder’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to tax on a net basis in a manner similar to the taxation of U.S. shareholders with respect to such gain, except that a holder that is a  foreign corporation may also be subject to the additional 30% branch profits tax; or

•
the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case such nonresident alien individual generally will be subject to a 30% tax on the individual’s net U.S. source capital gain.

It is not entirely clear to what extent we are required to withhold on distributions to non-U.S. shareholders that are not treated as ordinary income and are not attributable to the disposition of a United States real property interest. Unless the law is clarified to the contrary, we will generally withhold and remit to the IRS 35% of any distribution to a non-U.S. shareholder that is designated as a capital gain dividend (or, if greater, 35% of a distribution that could have been designated as a capital gain dividend). Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability.

It is also not entirely clear whether distributions that are (i) otherwise treated as capital gain dividends, (ii) not attributable to the disposition of a U.S. real property interest, and (iii) paid to non-U.S. shareholders who own 5% or less of the value of our Class A Common Stock at all times during the one-year period ending on the date of the distribution, will be treated as (a) long-term capital gain to such non-U.S. shareholders or as (b) ordinary dividends taxable in the manner described above. If we were to pay a capital gain dividend described in the prior sentence, non-U.S. shareholders should consult their tax advisors regarding the taxation of such distribution in their particular circumstances.

Dispositions

If gain on the sale of the Class A Preferred Stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders with respect to that gain, subject to applicable alternative minimum tax, and a special alternative minimum tax in the case of nonresident alien individuals. A non-U.S. shareholder generally will not incur tax under FIRPTA on a sale or other disposition of our Class A Preferred Stock if we are a “domestically controlled qualified investment entity,” which requires that, during the shorter of the period since our formation and the five-year period ending on the date of the distribution or disposition, non-U.S. shareholders hold, directly or indirectly, less than 50% in value of our stock and we are qualified as a REIT. We cannot assure you that we will be a domestically controlled qualified investment entity. However, the gain from a sale of our Class A Preferred Stock by a non-U.S. shareholder will not be subject to tax under FIRPTA if (i) our Class A Preferred Stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE, and (ii) the non-U.S. shareholder owned, actually or constructively, 5% or less of our Class A Preferred Stock at all times during a specified testing period. We do not expect our any of our common or preferred stock to be regularly traded on an established securities market. Accordingly, a non-U.S. shareholder could incur tax under FIRPTA with respect to gain on a sale of our Class A Preferred Stock.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our Class A Preferred Stock, a non-U.S. shareholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. shareholder (i) disposes of an interest in our Class A Preferred Stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our Class A Preferred Stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 5% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will generally incur a 30% tax on his or her net U.S. source capital gains.

Purchasers of our Class A Preferred Stock from a non-U.S. shareholder generally will be required to withhold and remit to the IRS 10% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market in the United States (subject to certain limits if the stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. shareholder may receive a credit against its tax liability for the amount withheld.

Information Reporting Requirements and Backup Withholding Tax

We will report to our U.S. shareholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding at the current rate of 28% with respect to distributions paid, unless such shareholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the shareholder has furnished to us is correct and the shareholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

We will also report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to back-up withholding unless applicable certification requirements are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Additional U.S. Federal Income Tax Withholding Rules

Additional U.S. federal income tax withholding rules apply to certain payments made after December 31, 2012 to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, Borrower investing, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of these rules with respect to their investment in our Class A Preferred Stock, as well as the status of any related federal regulations.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described  above are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income, and certain other tax rate provisions described above. The impact of this reversion generally is not discussed above. Prospective shareholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our Class A Preferred Stock.

Legislative or Other Actions Affecting Corporations

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of federal tax laws could adversely affect an investment in our Class A Preferred Stock.

State, Local and Foreign Tax

We may be subject to state, local and  foreign tax in states, localities and  foreign countries in which we do business or own property. The tax treatment applicable to us and our shareholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

ERISA CONSIDERATIONS

Overview

The following is a summary of some considerations associated with an investment in our shares of common stock by an employee benefit plan which is subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or a plan or arrangement which is subject to the prohibited transaction provisions of the Code or an entity, the assets of which are treated as “plan assets” under the U.S. Department of Labor’s Plan Asset Regulations as currently set forth at 29 C.F.R. Section 2510.3-101, except as expressly modified by Section 3(42) of ERISA (each a “Benefit Plan”). We cannot assure you that there will be no adverse tax or labor decisions or legislative, regulatory or administrative changes with respect to ERISA or the Code or the Plan Asset Regulations that could significantly modify the discussion of ERISA Considerations which follow.

General

Each fiduciary of a Benefit Plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or Section 4975 of the Code (such as an IRA) seeking to invest plan assets in shares of our common stock should consider (after taking into account the facts and circumstances unique to such Benefit Plan) among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances relevant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied; and

•
whether the investment will produce “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Shareholders—Treatment of Tax-Exempt Shareholders”).

Under ERISA, a fiduciary for a Benefit Plan has responsibilities which include the following:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether making or holding an investment could constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that, with certain exceptions, the assets of a Benefit Plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specific transactions involving the assets of a Benefit Plan if the transactions are between the plan and any “party in interest” (as defined in ERISA) or “disqualified person” (as defined in the Code) with respect to that Benefit Plan unless there is an administrative or statutory exemption for the transaction. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person with respect to such plan. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, there are adverse tax consequences for an IRA if the assets of the IRA are commingled with other assets except in a common trust fund or common investment fund.

Plan Asset Considerations

One key question related to the prohibited transaction issue and the IRA asset commingling issue is whether our underlying assets will be treated as the assets of each Benefit Plan which purchases and holds our common stock. The general rule is that the underlying assets of the entity in which a Benefit Plan makes an equity investment will be treated as the assets of the Benefit Plan absent a statutory or administrative exemption, and there are administrative exemptions under the Plan Asset Regulations.

The most appropriate exemption for us under the Plan Assets Regulations is the exemption for a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Since we do not intend to list or trade any of our common or preferred stock, including the Class A Preferred Stock, on any securities market, our shares of common stock will not be treated as “freely transferable” under the Plan Asset Regulations. If we fail to qualify for any exemption under the Plan Asset Regulations, we could be treated as a fiduciary with respect to each Benefit Plan shareholder, and the fiduciary of each Benefit Plan shareholder could be exposed to co-fiduciary liability under ERISA for any breach by us of our fiduciary duties under ERISA. Furthermore, if we were treated as a fiduciary with respect to Benefit Plan shareholders, there is a risk that transactions entered into by us in the ordinary course of business could be treated as prohibited transactions under ERISA and the Code. We therefore might need to avoid transactions with persons who are affiliated with or related to us or our affiliates or restructure our activities in order to come within an exemption from the prohibited transaction provisions of ERISA and the Code. Finally, if our assets were deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The following is a list of the sales materials we intend to use in marketing the Class A Shares to prospective investors:

•	4 page brochure
•	FAQ’s
•	Prospectus
•	Subscription Agreement
•	DVD
•	Folder

EXPERTS

The consolidated financial statements as of and for the period ended October 31, 2012, and the related financial statement schedules included in this Prospectus have been audited by Jerry L. Stanford, an independent registered public accounting firm, as stated in their report appearing above. Such consolidated financial statements and financial statement schedules have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11, as amended, with the SEC with respect to the shares of our Class A Preferred Stock to be issued in this offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will become subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. We will furnish our shareholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

JERRY L STANFORD
CERTIFIED PUBLIC ACCOUNTANT
REGISTERED WITH PCAOB
110 N. Orlando Ave., Suite 14
Maitland, FL  32751
407-648-9695

MEMBER	MEMBER
FLORIDA INSTITUTE OF	AMERICAN INSTITUTE
CERTIFIED PUBLIC ACCOUNTAN	CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To
BridgeWell Income Trust Inc.

We have audited the accompanying balance sheet of BridgeWell Income Trust Inc. as of October 31, 2012, and the related statements of income, retained earnings, and cash flows for the period from July 17, 2012 to October 31, 2012. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion of these financial statements based upon our audit.

We conducted our audit in accordance with U.S. generally accepted accounting principles. Those principles require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial condition of the Company as of October 31, 2012, and the results of its operation and its cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

Jerry L. Stanford
Certified Public Accountant
Maitland, Florida
October 31, 2012

BRIDGEWELL INCOME TRUST INC.

FINANCIAL STATEMENT

October 31, 2012

BRIDGEWELL INCOME TRUST INC.
BALANCE SHEET
OCTOBER 31, 2012

ASSETS

Current Assets:
Cash	$1,000

Other Assets:
Organizational Cost	17,625

TOTAL ASSETS	$18,625

LIABITLITIES AND STOCKHOLDERS EQUITY
LIABILITIES
Due to LTP Revocable Trust	$17,625

STOCKHOLDERS EQUITY:

Preferred Stock:
Class A Preferred Stock, authorized and
Unissued 500,000 Shares
Class A Units (10 Shares) Priced at $100 per share	- 0 –

Common Stock, par value $.001 per share	1
Authorized 10,000,000; issued 1,000 shares
Paid in excess of par value	999

TOTAL LIABILITIES AND STCOKHOLDERS EQUITY	$18,625

See accompanying notes to financial statements.

BRIDGEWELL INCOME TRUST INC.
STATEMENT OF INCOME
PERIOD FROM JULY 17, 2012 TO OCTOBER 31, 2012

INCOME	$	----

EXPENSES		----

NET INCOME (LOSS)		$0

See accompanying notes to financial statements.

BRIDGEWELL INCOME TRUST INC.
STATEMENT OF STOCKHOLDERS EQUITY
PERIOD FROM JULY 17, 2012 TO OCTOBER 31, 2012

Stockholders Equity July 17, 2012	$	----

Issuing Stock		1,000

Net Income (Loss) – Period ended October 31, 2012		----

Stockholders Equity October 31, 2012		$1,000

See accompanying notes to financial statements.

BRIDGEWELL INCOME TRUST INC.
STATEMENT OF CASH FLOWS
PERIOD FROM JULY 17, 2012 TO OCTOBER 31, 2012

CASH PROVIDED
CASH provided by Issuing Stock	$1,000
CASH provided by LTP Revocable Trust	17,625

CASH EXPENDED
Organizational Cost	17,625

Cash balance October 31, 2012	$1,000

See accompanying notes to financial statements.

BRIDGEWELL INCOME TRUST INC.
Notes to Financial Statements
For the Period Ended October 31, 2012

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

BridgeWell Income Trust Inc. (the “Company”) is a newly-organized Florida corporation that intends to invest in first mortgage notes that generally fit the following categories: (1) existing single-family residential properties, from one to four units; (2) existing small commercial properties; snd, (3) new construction of residential and small commercial properties. These Mortgage notes will be held for sale or until maturity. The Company is administered and managed by Income Trust Manager LLC, an affiliated investment management company. The Company was formed on July 17, 2012.

Income Tax

BridgeWell Income Trust Inc. has elected to qualify as a mortgage REIT (Real Estate Investment Trust) for U.S. federal income tax purposes. Shares of the Company’s Class A Preferred Stock (500,000 shares at $100.00 per share) are subject to ownership limitations that are primarily intended to assist the Company in maintaining their qualification as a REIT. The Company charter contains certain restrictions relating to the ownership and transfer of Class A Preferred stock, including, subject to certain exceptions, a 9.8% ownership limitation of common stock by value or number of shares, whichever is more restrictive.

Organizational, Start Up, and Offering Costs.

Organizational costs such as legal fees, SEC registration fees and state fees to incorporate will be capitalized and amortized over a five year period. Start-up expenses, including but not limited to, marketing materials, sales expense, and software costs will be capitalized and amortized over a five year period. Offering costs such as printing will be expensed as incurred.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table itemizes the expenses incurred by us in connection with the issuance and distribution of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$
Printing Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Other Fees and Expenses		*
Total	$	*

*	To be completed by amendment.

ITEM 32.	SALES TO SPECIAL PARTIES.

None.

ITEM 33.	RECENT SALES OF UNREGISTERED SECURITIES.

1,000 Shares of our Common Stock were purchased by the Lindsay T. Parrett Revocable Trust, which was established by our founder, sole shareholder, and sole officer and director, Lindsay T. Parrett, for a total price of $1,000. The purchase of these shares was made in reliance upon an exemption afforded by Section 4(a)(2) of the Securities Act of 1933, not involving a public offering of securities or any distribution thereof.

ITEM 34.	INDEMNIFICATION OF OFFICERS.

Our charter contains a provision permitted under the Florida Business Corporation Act that eliminates each officer’s personal liability to us or our shareholders for monetary damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, to the maximum extent permitted under the Florida Business Corporation Act, our charter authorizes us to obligate us and our bylaws require us, to indemnify our manager and pay reasonable expenses in advance of final disposition of a proceeding if such  manager is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification. Furthermore, our officers  are indemnified against specified liabilities by the underwriter, and the underwriter is indemnified against certain liabilities by us, under the underwriting agreement relating to this offering. See “Underwriting.”

We have entered into indemnification agreements with our executive officer whereby we indemnify such executive officer and pay reasonable expenses in advance of final disposition of a proceeding if such executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Florida law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer.

ITEM 35.	TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

None of the net proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements.  See page F-1 for an index of the financial statements that are being filed as part of this registration statement.

(b)  Exhibits.  The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit Number	Item
3.1	Articles of Incorporation
3.2	Bylaws
5.	Opinion Regarding Legality
10.	Master Loan Servicing Agreement
23.	Consent of Auditor Jerry L. Stanford

ITEM 37 UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to officers of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by  the officer of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered to the Borrower, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The registrant undertakes (i) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (ii) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (iii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iv) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

(d) The registrant undertakes to provide to its shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

(e) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each asset not identified in the prospectus at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Manager, Sponsor, and affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for assets acquired during the distribution period.

(f) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to its shareholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 22 day of March, 2013.

BRIDGWELL INCOME TRUST, INC.

By: /s/ Lindsay T. Parrett
President, Chief Executive Officer,
Chief Financial Officer and Treasurer, Sole Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Lindsay T. Parrett /s/
Signature

President, Chief Executive Officer,
Chief Financial Officer, Treasurer, Sole Director
Title

March 22, 2013
Date